Exhibit 4.4

CLIFFORD CHANCE LLP

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

DATED 28 AUGUST 2015

FOR

ANHEUSER-BUSCH INBEV SA/NV

AS COMPANY

WITH

BNP PARIBAS FORTIS SA/NV

ACTING AS AGENT

RELATING TO A USD8,000,000,000 (ORIGINALLY

USD13,000,000,000) FACILITIES AGREEMENT

DATED 26 FEBRUARY 2010 (AS AMENDED ON

25 JULY 2011 AND EXTENDED ON 20 AUGUST 2013)

- ii -

THIS AGREEMENT is dated      August 2015 and made between:

(1)	ANHEUSER-BUSCH INBEV SA/NV, a naamloze vennootschap/société anonyme, with its registered office at Grand Place 1, 1000 Brussels, registered with the Crossroads Bank of Enterprises (Kruispuntbank voor Ondernemingen/Banque Carrefour des Entreprises) under number 0417.497.106 (the “Company”);

(2)	THE COMPANIES listed in Part I of Schedule 1 (The Parties) as borrowers (the “Borrowers”);

(3)	THE COMPANIES listed in Part II of Schedule 1 (The Parties) as guarantors (the “Guarantors”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Parties), Bank of America, N.A, Deutsche Bank AG, New York Branch, Société Générale, UniCredit Bank Austria AG, Export Development Canada, TD Bank Europe Limited and Rabobank International as existing lenders (the “Existing Lenders”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part IV of Schedule 1 (The Parties) as new lenders (the “New Lenders”);

(6)	DEUTSCHE BANK LUXEMBOURG S.A. and SUMITOMO MITSUI BANKING CORPORATION as new mandated lead arrangers and bookrunners (the “New Mandated Lead Arrangers and Bookrunners”)

(7)	COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH as new mandated lead arrangers (the “New Mandated Lead Arrangers”);

(8)	CITIGROUP GLOBAL MARKETS INC., HSBC BANK USA, N.A., THE TORONTO-DOMINION BANK and WELLS FARGO BANK, NATIONAL ASSOCIATION as new lead arrangers (the “New Lead Arrangers”);

(9)	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, COMMERZBANK AG, FILIALE LUXEMBURG, THE BANK OF NEW YORK MELLON, MORGAN STANLEY BANK INTERNATIONAL LIMITED, U.S. BANK N.A. and UNICREDIT BANK AG as new arrangers (together with the New Mandated Lead Arrangers and Bookrunners, the New Mandated Lead Arrangers and the New Lead Arrangers, the “New Arrangers”;

(10)	BNP PARIBAS FORTIS SA/NV as agent of the other Finance Parties (the “Agent”); and

(11)	BNP PARIBAS FORTIS SA/NV as issuing bank (the “Issuing Bank”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement.

“Anti-Corruption Law” means the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other similar legislation in other jurisdictions which is directly applicable to the relevant member of the Group.

“Effective Date” means the date on which the Agent confirms to the Existing Lenders, the New Lenders, the New Arrangers, the Issuing Bank and the Company that it has received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent to the Effective Date) in form and substance satisfactory to the Agent (and the Agent shall provide such confirmation promptly upon being so satisfied), provided that on such date the Effective Date shall only occur if the Facilities (as defined in the Original Facility Agreement) are undrawn. The Effective Date shall otherwise occur on the first date following such confirmation by the Agent on which the Facilities (as defined in the Original Facility Agreement) are undrawn and provided in each case that such conditions have been satisfied by no later than 30 September 2015.

“Guarantee Obligations” means the guarantee and indemnity obligations of a Guarantor contained in the Finance Documents.

“Original Facility Agreement” means the USD8,000,000,000 (previously USD13,000,000,000) facilities agreement dated 26 February 2010 (as amended on 25 July 2011 and as extended on 20 August 2013) between, among others, the Company as company, the Company and Anheuser-Busch InBev Worldwide Inc. as original borrowers and original guarantors, Anheuser-Busch Companies, LLC as original guarantor, BNP Paribas Fortis SA/NV (formerly Fortis Bank SA/NV) as Agent and Issuing Bank and the financial institutions listed therein as original lenders.

“Sanctioned Country” means a country or territory that is the subject of comprehensive Sanctions (being, as at the date of this Agreement, the Crimea, Cuba, Iran, Myanmar, North Korea, Sudan and Syria).

“Sanctions” means:

(a)	United Nations sanctions imposed pursuant to any United Nations Security Council Resolution;

(b)	US sanctions administered or enforced by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State;

(c)	EU restrictive measures implemented pursuant to any EU Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the EU’s Common Foreign and Security Policy; and

(d)	UK sanctions (i) enacted by statutory instrument pursuant to the United Nations Act 1946 or the European Communities Act 1972; and/or (ii) administered or enforced by Her Majesty’s Treasury of the UK.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the terms of the Original Facility Agreement, each of the Company and the Agent designates this Agreement as a Finance Document.

2.	REPRESENTATIONS

(a)	Each of the representations and warranties in clause 29 (Representations), other than in clause 29.10 (Financial statements), of the Original Facility Agreement are made by each Obligor (by reference to the facts and circumstances then existing) on:

(i)	the date of this Agreement; and

(ii)	the Effective Date,

and references to “this Agreement” or to the “Finance Documents” in those representations and warranties shall be construed as references to or including (as the case may be) this Agreement and to the Original Facility Agreement and on the Effective Date, to the Amended Facility Agreement.

(b)	The following additional representations and warranties are deemed to be made by the Company on the Effective Date:

(i)	Sanctions

(A)	Neither it nor any Obligor is (i) currently a designated target of any Sanctions or (ii) organised or resident in a Sanctioned Country.

(B)	in relation to a Sanctioned Country in which it (or an Obligor) is operating or conducting any business, it (or the relevant Obligor) is conducting such business in compliance with the Sanctions applicable to that Sanctioned Country in all material respects.

(C)	It has instituted and maintains policies and procedures designed to promote compliance by the Group with Sanctions applicable to the Group and the Group’s business.

(D)	In relation to each Finance Party which notifies the Agent in writing that it is a “Restricted Finance Party” for the purposes of this Clause 2, the representations made in this paragraph (b)(i) of Clause 2 shall only apply for the benefit of that Restricted Finance Party to the extent that the sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with Section 7 Foreign Trade And Payments Rules (AWV) (Außenwirtschaftsverordnung) (in connection with Section 4 paragraph 1 a no. 3 German Foreign Trade and Payments Act (AWG) (Außenwirtschaftsgesetz) or a similar anti-boycott statute). In connection with any amendment, waiver, determination or direction relating to any part of this Clause of which a Restricted Finance Party does not have the benefit, the commitments of that Restricted Finance Party will (to the extent that it is a Lender) be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

(ii)	Anti-corruption

It is the policy of the Company to conduct its business in compliance with all applicable anti-money laundering and Anti-Corruption Laws in all material respects and it has instituted and maintains policies and procedures designed to promote and achieve compliance with such laws across the Group.

3.	AMENDMENT AND RESTATEMENT

With effect from the Effective Date, the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 (Restated Agreement).

4.	NEW LENDERS AND COMMITMENT INCREASES

4.1	New Lender accession

On the Effective Date:

(a)	the Total Commitments will be increased to USD9,000,000,000;

(b)	the Commitments of Deutsche Bank AG, New York Branch, TD Bank Europe Limited, Société Générale, UniCredit Bank Austria AG and Rabobank International shall be reduced to zero, each such entity shall cease to be a Lender under the Amended Facility Agreement and each of the Obligors, Deutsche Bank AG, New York Branch, Société Générale, UniCredit Bank Austria AG, TD Bank Europe Limited and Rabobank International shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled;

(c)	the Revolving Facility Commitments and Euro Swingline Commitments of Bank of America, N.A shall (without prejudice to its Dollar Swingline Commitments) be reduced to zero and each of the Obligors and Bank of America, N.A shall be released from further obligations towards one another in respect of such Commitments under the Finance Documents and their respective rights against one another in respect of such Commitments under the Finance Documents shall be cancelled;

(d)	the Commitments of Export Development Canada shall be reduced to zero and it shall each cease to be a Lender under the Amended Facility Agreement and each of the Obligors and Export Development Canada shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled; and

(e)	the Commitments of each of the Existing Lenders other than Deutsche Bank AG, New York Branch, Société Générale, UniCredit Bank Austria AG, TD Bank Europe Limited, Export Development Canada and Rabobank International will be increased or decreased (as applicable) to the amount set out in the relevant columns entitled “2015 Effective Date Revolving Facility Commitment”, “2015 Effective Date Dollar Swingline Commitment” and “2015 Effective Date Euro Swingline Commitment” opposite its name in Part III of Schedule 1 (The Parties);

(f)	each New Lender will become a Lender under the Amended Facility Agreement with Commitments as set out in the relevant columns entitled “2015 Effective Date Revolving Facility Commitment”, “2015 Effective Date Dollar Swingline Commitment” and “2015 Effective Date Euro Swingline Commitment” opposite its name in Part IV of Schedule 1 (The Parties);

(g)	each New Arranger will become an Arranger under the Amended Facility Agreement;

(h)	Intesa Sanpaolo S.p.A shall cease to be a bookrunner under the Amended Facility Agreement;

(i)	Deutsche Bank AG, London Branch shall cease to be a mandated lead arranger and bookrunner under the Amended Facility Agreement;

(j)	each of the Obligors, the Agent, the Arrangers, the New Arrangers, the Issuing Bank, the Existing Lenders other than Deutsche Bank AG, New York Branch, Société Générale, UniCredit Bank Austria AG, TD Bank Europe Limited, Export Development Canada and Rabobank International and the New Lenders shall assume obligations towards one another and/or acquire rights against one another as such parties would have assumed and/or acquired had:

(i)	the relevant Existing Lenders been Original Lenders with the Commitments set out opposite their name in Part III of Schedule 1 (The Parties);

(ii)	the New Lenders been Original Lenders with the Commitments set out opposite their name in Part IV of Schedule 1 (The Parties); and

(iii)	the New Arrangers been party to the Original Facility Agreement as Arrangers.

As a result of the above, the parties to the Amended Facility Agreement on the Effective Date will be the Obligors (in their respective capacities), the Agent, the Existing Lenders other than Deutsche Bank AG, New York Branch, Société Générale, UniCredit Bank Austria AG, TD Bank Europe Limited, Export Development Canada and Rabobank International, the New Lenders, the Issuing Bank, the Arrangers and the New Arrangers.

4.2	Amounts payable on or before the Effective Date

Any amounts payable to an Existing Lender by the Obligors pursuant to any Finance Document on or before the Effective Date (including, without limitation, all interest, fees and commission payable to that Existing Lender on the Effective Date) in respect of any period ending on or prior to the Effective Date shall be for the account of that Existing Lender and none of the New Lenders shall have any interest in, or any rights in respect of, any such amount.

4.3	Limitation of responsibility of Existing Lenders

(a)	Each New Lender confirms to each Existing Lender and the other Finance Parties that it:

(i)	has received a copy of the Original Facility Agreement together with such other information as it has required in connection with this transaction;

(ii)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and the Amended Facility Agreement and has not relied exclusively on any information provided to it by any Existing Lender in connection with any Finance Document; and

(iii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(b)	Unless expressly agreed to the contrary, no Existing Lender nor any other Finance Party makes any representation or warranty nor assumes any responsibility to the New Lenders for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document,

and any representations or warranties implied by law are excluded.

(c)	Nothing in any Finance Document obliges any Existing Lender to support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

4.4	Administrative Details

Each New Lender confirms that it has delivered to the Agent its Facility Office details and address, fax number and attention details for the purposes of clause 40 (Notices) of the Amended Facility Agreement.

4.5	New Lender Status Confirmation

Each New Lender confirms in the relevant column opposite its name in Part IV of Schedule 1 (The Parties) whether it is a Qualifying Lender (other than a Treaty Lender), a Treaty Lender or is not a Qualifying Lender.

5.	CONTINUITY

5.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

5.2	Confirmation of Guarantee Obligations

Each Guarantor confirms for the benefit of the Finance Parties its acceptance of the Amended Facility Agreement and that all Guarantee Obligations owed by it under the Original Facility Agreement shall (a) remain in full force and effect following the Effective Date notwithstanding the amendments referred to in Clause 3 (Amendment and Restatement) and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Facility Agreement).

6.	FEES, COSTS AND EXPENSES

6.1	Amendment fee

(a)	The Company shall within 5 Business Days of the Effective Date pay to the Agent (for the account of the Lenders under (and as defined in) the Amended Facility Agreement) an amendment fee (the “Amendment Fee”) in an amount equal to 0.15% of the amount of the Revolving Facility Commitment of each Lender under the Amended Facility Agreement on the Effective Date (as set out in Part III of Schedule 1 (The Parties)), but only on an amount of such Revolving Facility Commitment being equal to the amount of that Lender’s (or, in accordance with paragraph (b) below, the Affiliate of that Lender’s) Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date. Subject to paragraph (b) below, no Amendment Fee will be payable in respect of the Revolving Facility Commitments of any New Lender under the Amended Facility Agreement.

(b)	For the purposes of paragraph (a) above, the Amendment Fee payable to:

(i)	Bank of America Merrill Lynch International Limited shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of Bank of America, N.A. at that time;

(ii)	J.P. Morgan Securities plc shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of JPMorgan Chase Bank, N.A. at that time

(iii)	Société Générale Succursale en Belgique de la Société Générale France and Société Générale, London Branch (taken together) shall be calculated as if their aggregate Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of Société Générale at that time (and such aggregate fee shall thereafter be distributed by the Agent to Société Générale Succursale en Belgique de la Société Générale France and Société Générale, London Branch in proportion to their respective Revolving Facility Commitments under the Amended Facility Agreement);

(iv)	The Toronto-Dominion Bank shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as the aggregate of its own Revolving Facility Commitment at that time and the Revolving Facility Commitment of TD Bank Europe Limited at that time;

(v)	UniCredit Bank AG shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of UniCredit Bank Austria AG at that time; and

(vi)	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of Rabobank International at that time.

6.2	Incremental commitment fee

(a)	The Company shall within 5 Business Days of the Effective Date pay to the Agent (for the account of the Lenders under (and as defined in) the Amended Facility Agreement) an incremental commitment fee (the “Incremental Commitment Fee”) in the following amount:

(i)	in respect of the Revolving Facility Commitments of each Lender under the Amended Facility Agreement which was a Lender (or, in accordance with paragraph (b) below, whose Affiliate was a Lender) under the Original Facility Agreement immediately before the Effective Date, 0.20 per cent. of the amount by which the Revolving Facility Commitments of that Lender under the Amended Facility Agreement on the Effective Date (as set out in Part III of Schedule 1 (The Parties) or, in the case of Bank of America Merrill Lynch International Limited, J.P Morgan Securities plc, Société Générale Succursale en Belgique de la Société Générale France, Société Générale, London Branch, UniCredit Bank AG and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, Part IV of Schedule 1 (The Parties)) exceeds the amount of its (or, as applicable, its Affiliate’s or (in the case of The Toronto-Dominion Bank) the aggregate of its and its Affiliate’s)) Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date; and

(ii)	in respect of each Lender under the Amended Facility Agreement other than Bank of America Merrill Lynch International Limited, J.P Morgan Securities plc, Société Générale Succursale en Belgique de la Société Générale France, Société Générale, London Branch, UniCredit Bank AG and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch which was not a Lender under the Original Facility Agreement immediately before the Effective Date, 0.20 per cent. of the amount of that Lender’s Revolving Facility Commitment under the Amended Facility Agreement on the Effective Date (as set out in Part IV of Schedule 1 (The Parties)).

(b)	For the purposes of paragraph (a)(i) above, the Incremental Commitment Fee payable to:

(i)	Bank of America Merrill Lynch International Limited shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of Bank of America, N.A. at that time;

(ii)	J.P Morgan Securities plc shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of JPMorgan Chase Bank, N.A. at that time;

(iii)	Société Générale Succursale en Belgique de la Société Générale France and Société Générale, London Branch (taken together) shall be calculated as if their aggregate Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of Société Générale at that time (and such aggregate fee shall thereafter be distributed by the Agent to Société Générale Succursale en Belgique de la Société Générale France and Société Générale, London Branch in proportion to their respective Revolving Facility Commitments under the Amended Facility Agreement);

(iv)	UniCredit Bank AG shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of UniCredit Bank Austria AG at that time;

(v)	The Toronto-Dominion Bank shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as the aggregate of its own Revolving Facility Commitment at that time and the Revolving Facility Commitment of TD Bank Europe Limited at that time; and

(vi)	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch shall be calculated as if its Revolving Facility Commitment under the Original Facility Agreement immediately before the Effective Date had been the same as that of Rabobank International at that time.

6.3	Transaction expenses

The Company shall within ten Business Days of demand pay the Agent the amount of all costs and expenses (including but not limited to legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

7.	CONSENTS AND WAIVER

The Company, each other Obligor, the Agent, the Issuing Bank and each of the other Finance Parties each:

(a)	consent to the New Lenders becoming Lenders;

(b)	consent to each of Export Development Canada, Société Générale, UniCredit Bank Austria AG, TD Bank Europe Limited and Rabobank International ceasing to be a Lender;

(c)	consent to Deutsche Bank AG, New York Branch ceasing to be a Dollar Swingline Lender;

(d)	waive the requirements of clause 33 (Changes to the Lenders) of the Original Facility Agreement for the purposes of this Agreement and for the transfers by novation effected pursuant to this Agreement;

(e)	consent to Intesa Sanpaolo S.p.A ceasing to be a bookrunner under the Original Facility Agreement; and

(f)	consent to the New Arrangers becoming Arrangers.

8.	CONDITION SUBSEQUENT

The Company shall procure that evidence is delivered to the Agent within 10 Business Days after the date of this Agreement that an extract of a resolution of the shareholders meeting of Cobrew NV/SA approving (a) Clause 17 (Mandatory Prepayment) of the Amended Facility Agreement and (b) any other provision in the Amended Facility Agreement granting rights to third parties which could affect Cobrew NV/SA’s assets or could impose an obligation on Cobrew NV/SA where in each case the exercise of those rights is dependent on the occurrence of a public take-over bid or a change of control, has been filed with the clerk of the Commercial Court in accordance with article 556 of the Belgian Companies Code.

9.	MISCELLANEOUS

9.1	Incorporation of terms

The provisions of clause 40 (Notices), clause 42 (Partial invalidity), clause 43 (Remedies and waivers) and clause 48 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

9.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.3	No waiver

Except to the extent expressly waived in this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

10.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

[Documentary duty of EUR 0.15 per original paid by bank transfer from Clifford Chance on 30 August 2011. Droit d’écriture de 0,15 euro par original payé par transfert bancaire de Clifford Chance le 30 août 2011. Recht op geschriften van 0,15 euro per origineel betaald per overschrijving door Clifford Chance op 30 augustus 2011.]

SCHEDULE 1

THE PARTIES

PART I

THE BORROWERS

Name of Borrower	Registration number (or equivalent, if any) and Jurisdiction of Incorporation

The Company	0417-.497-.106, Belgium

Anheuser-Busch InBev Worldwide Inc.	90-0421412, Delaware, U.S.

Cobrew NV/SA	0428.975.372, Belgium

PART II

THE GUARANTORS

Name of Guarantor	Registration number (or equivalent, if any) and Jurisdiction of Incorporation

The Company	0417-.497-.106, Belgium

Anheuser-Busch InBev Worldwide Inc.	Tax identification number 90-0421412, Delaware, U.S.

Anheuser-Busch Companies, LLC	Tax identification number 90-0427472, Delaware, U.S.

Anheuser-Busch InBev Finance Inc.	File number 5253080, Delaware, U.S.

BRANDBREW S.A.	B75.696, Luxembourg

Brandbev S.à r.l	B80.984, Luxembourg

Cobrew NV/SA	0428.975.372, Belgium

PART III

THE EXISTING LENDERS

Name of Existing Lender	2015 Effective Date Revolving Facility Commitment (USD)	2015 Effective Date Dollar Swingline Commitment	2015 Effective Date Euro Swingline Commitment

Australia and New Zealand Banking Group Limited	50,000,000	16,666,666.67	11,111,111.12

Banco Santander, S.A.	600,000,000	200,000,000	144,444,444.45

Bank of America, N.A.	—	200,000,000.00	—

Barclays Bank PLC	600,000,000	200,000,000	133,333,333.33

BNP Paribas Fortis SA/NV	600,000,000	200,000,000	133,333,333.33

Commerzbank AG, Filiale Luxemburg	50,000,000	—	11,111,111.12

Commerzbank AG, New York Branch	—	16,666,666.67	—

Deutsche Bank Luxembourg S.A.	600,000,000	200,000,000	133,333,333.33

ING Belgium SA/NV	600,000,000	200,000,000	133,333,333.33

Intesa Sanpaolo S.p.A	350,000,000	116,666,666.67	77,777,777.78

JPMorgan Chase Bank, N.A.	—	200,000,000	—

Mizuho Bank Nederland N.V.	600,000,000	—	133,333,333.33

Name of Existing Lender	2015 Effective Date Revolving Facility Commitment (USD)	2015 Effective Date Dollar Swingline Commitment	2015 Effective Date Euro Swingline Commitment

Mizuho Bank Ltd, New York Branch	—	200,000,000	—

Morgan Stanley Bank N.A.	50,000,000	16,666,666.67	11,111,111.12

The Royal Bank of Scotland plc	600,000,000	200,000,000	133,333,333.33

Sumitomo Mitsui Banking Corporation	600,000,000	200,000,000	133,333,333.33

The Bank of New York Mellon	50,000,000	16,666,666.67	11,111,111.12

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	600,000,000	200,000,000	133,333,333.33

The Toronto-Dominion Bank	200,000,000	66,666,666.67	44,444,444.44

U.S. Bank N.A.	50,000,000	16,666,666.67	—

PART IV

THE NEW LENDERS

Name of New Lender	2015 Effective Date Revolving Facility Commitment	2015 Effective Date Dollar Swingline Commitment	2015 Effective Date Euro Swingline Commitment	Qualifying Lender (other than a Treaty Lender)/Treaty Lender/not a Qualifying Lender

Bank of America Merrill Lynch International Limited	600,000,000	—	133,333,333.33	Qualifying Lender

Citibank, N.A.	200,000,000	66,666,666.67	44,444,444.44	Qualifying Lender

HSBC Bank USA, N.A.	200,000,000	66,666,666.67	44,444,444.44	Treaty Lender in respect of Belgian Obligors Qualifying Lender (other than a Treaty Lender) in respect of US Obligors

J.P Morgan Securities plc	600,000,000		133,333,333.33	Qualifying Lender (other than a Treaty Lender)

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	350,000,000	116,666,666.67	77,777,777.78	Treaty Lender

Société Générale Succursale en Belgique de la Société Générale France	450,000,000	150,000,000	100,000,000	Treaty Lender

Société Générale, London Branch	150,000,000	50,000,000	33,333,333.33	Treaty Lender

UniCredit Bank AG	50,000,000	16,666,666.67	11,111,111.12	Treaty Lender

Wells Fargo Bank, National Association	200,000,000	66,666,666.67	44,444,444.44	Qualifying Lender

SCHEDULE 2

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

Obligors

1.	A copy of the constitutional documents of each Obligor being, in respect of a Luxembourg Obligor, its up-to-date articles of association and an up-to-date excerpt from the Luxembourg Register of Commerce and Companies (“RCS”) pertaining to that Luxembourg Obligor.

2.	A copy of a resolution of the board of directors or, as applicable, the managers of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(b)	authorising a specified person or persons to execute this Agreement on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with this Agreement.

3.	A copy of a resolution by the shareholders’ meeting of Cobrew NV/SA approving (a) Clause 17 (Mandatory Prepayment) of the Amended Facility Agreement and (b) any other provision in the Amended Facility Agreement granting rights to third parties which could affect Cobrew NV/SA’s assets or could impose an obligation on Cobrew NV/SA where in each case the exercise of those rights is dependent on the occurrence of a public take-over bid or a change of control, in accordance with article 556 of the Belgian Companies Code.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

5.	A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

6.	In respect of each Luxembourg Obligor, an up-to-date negative certificate from the RCS stating that no judicial decision has been registered with the RCS by application of article 13, items 2 to 11 and 13 and article 14 of the Luxembourg law dated 19 December 2002 relating to the register of commerce and companies as well as the accounting and the annual accounts of companies, as amended (the “RCS Law”), according to which the relevant Luxembourg Obligor would be subject to one of the judicial proceedings referred to in these provisions of the RCS Law including in particular, bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de la faillite) and judicial liquidation (liquidation judiciaire) proceedings.

7.	A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in paragraphs 1 to 5 above is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Finance Documents

8.	This Agreement, duly executed by the parties to it.

Legal opinions

9.	A legal opinion of Allen & Overy LLP, legal advisers to the Agent in England.

10.	A legal opinion of Allen & Overy S.C.S., legal advisers to the Agent in Luxembourg.

11.	A legal opinion of Clifford Chance Brussels, legal advisers to the Company and the Belgian Obligors in Belgium.

12.	A legal opinion of Allen & Overy Brussels, legal advisers to the Agent in Belgium.

13.	A legal opinion of Sullivan & Cromwell LLP, legal advisers to the Company, Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch Companies, LLC and Anheuser-Busch InBev Finance Inc. under the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.

Other documents and evidence

14.	Evidence satisfactory to the Agent that each Lender has carried out and is satisfied with the results of all “know your customer” or other similar checks required in respect of the Obligors.

SCHEDULE 3

RESTATED AGREEMENT

26 FEBRUARY 2010, AS AMENDED ON 25 JULY 2011, AS EXTENDED ON 20 AUGUST 2013 AND AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 28 AUGUST 2015

FOR

ANHEUSER-BUSCH INBEV SA/NV

AND

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

ARRANGED BY

BANC OF AMERICA SECURITIES LIMITED

BANCO SANTANDER, S.A.

BARCLAYS CAPITAL

DEUTSCHE BANK AG, LONDON BRANCH

BNP PARIBAS FORTIS SA/NV

ING BANK NV

INTESA SANPAOLO S.P.A

J.P. MORGAN PLC

MIZUHO CORPORATE BANK, LTD

THE ROYAL BANK OF SCOTLAND PLC

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING, THE CORPORATE

AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ GÉNÉRALE

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

AND

BNP PARIBAS FORTIS SA/NV

ACTING AS AGENT

AND

BNP PARIBAS FORTIS SA/NV

AS ISSUING BANK

US$9,000,000,000

REVOLVING CREDIT AND SWINGLINE FACILITIES

AGREEMENT

- i-

- ii-

35.	Role of the Agent, the Arrangers, the Issuing Bank and others	122

36.	Conduct of business by the Finance Parties	130

37.	Sharing among the Finance Parties	130

38.	Payment Mechanics	132

39.	Set-Off	136

40.	Notices	136

41.	Calculations and Certificates	139

42.	Partial Invalidity	139

43.	Remedies and Waivers	139

44.	Amendments and Waivers	140

45.	Confidentiality of Funding Rates and Reference Bank Quotations	144

46.	Counterparts	146

47.	USA Patriot Act	146

48.	Governing Law	146

49.	Enforcement	146

Schedule 1 The Amendment and Restatement Date Parties		148

Part 1 The Borrowers		148

Part 2 The Guarantors		148

Part 3 A The Amendment and Restatement Date Lenders		149

Part 3 B The Dollar Swingline Lenders		150

Part 3 C The Euro Swingline Lenders		151

Part 4 The Arrangers		152

Schedule 2 Conditions Precedent		153

Part 1 Conditions Precedent to Initial Utilisation		153

Part 2 Conditions Precedent required to be delivered by an Additional Obligor		155

Schedule 3 Requests		157

Part 1 Utilisation Request - Loans		157

Part 2 Utilisation Request - Letters of Credit		159

Part 3 Utilisation request – Dollar Swingline Loans		160

Part 4 Utilisation Request - Euro Swingline Loans		161

Part 5 Form of Transfer Certificate		162

Schedule 4 Form of Accession Letter		164

Schedule 5 Form of Resignation Letter		165

Schedule 6 Timetables		166

Part 1 Loans		166

Part 2 Swingline Loans		168

Part 3 Letters of Credit		169

- iii-

- iv-

THIS AGREEMENT is dated 26 February 2010 (as amended on 25 July 2011, as extended on 20 August 2013 and as amended and restated by an amendment and restatement agreement dated      August 2015) and made

BETWEEN:

(1)	ANHEUSER-BUSCH INBEV SA/NV, a naamloze vennootschap/société anonyme, with its registered office at Grand Place 1, 1000 Brussels, registered with the Crossroads Bank of Enterprises (Kruispuntbank voor Ondernemingen/Banque Carrefour des Entreprises) under number 0 417 497 106 (the “Company”);

(2)	ANHEUSER-BUSCH INBEV WORLDWIDE INC., a company incorporated under the laws of Delaware, having its registered office at 1209 Orange Street, Wilmington, Delaware 19801 with company registration no 90-0421412 (“ABIWW”);

(3)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (FORMERLY KNOWN AS BANC OF AMERICA SECURITIES LIMITED), BANCO SANTANDER, S.A., BARCLAYS CAPITAL, DEUTSCHE BANK AG, LONDON BRANCH, BNP PARIBAS FORTIS SA/NV, ING BANK NV, INTESA SANPAOLO S.P.A, J.P. MORGAN PLC, MIZUHO CORPORATE BANK, LTD, THE ROYAL BANK OF SCOTLAND PLC, SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING, THE CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ GÉNÉRALE and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as mandated lead arrangers and bookrunners;

(4)	THE COMPANIES listed in the signature pages as original guarantors (the “Original Guarantors”);

(5)	BANK OF AMERICA, N.A., BANCO SANTANDER, S.A., LONDON BRANCH, BARCLAYS BANK PLC, DEUTSCHE BANK LUXEMBOURG S.A., BNP PARIBAS FORTIS SA/NV, ING BELGIUM SA/NV, INTESA SANPAOLO S.P.A, JPMORGAN CHASE BANK, N.A., MIZUHO CORPORATE BANK, LTD, THE ROYAL BANK OF SCOTLAND FINANCE (IRELAND), THE ROYAL BANK OF SCOTLAND PLC, SOCIÉTÉ GÉNÉRALE and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as lenders (the “Original Lenders”);

(6)	BNP PARIBAS FORTIS SA/NV as agent of the other Finance Parties (the “Agent”); and

(7)	BNP PARIBAS FORTIS SA/NV as the issuing bank (the “Issuing Bank”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit enhanced debt obligations of A or higher by S&P or Fitch Ratings Ltd or A2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 4 (Form of Accession Letter).

“Accounting Principles” means:

(a)	in the case of the audited consolidated financial statements of the Group, IFRS; or

(b)	in any other case, the generally accepted accounting principles in the jurisdiction of incorporation of the relevant person, consistently applied.

“Additional Borrower” means Cobrew NV/SA and any other company which becomes a Borrower in accordance with Clause 34 (Changes to the Obligors).

“Additional Guarantor” means Brandbrew, Cobrew NV/SA, Brandbev and Anheuser-Busch InBev Finance Inc. and any other company which becomes a Guarantor in accordance with Clause 34 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include the U.K. government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the U.K. government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“AFM” means The Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten).

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

“Amended Termination Date” means the date falling 60 months after the Amendment and Restatement Date.

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated      August 2015 between, among others, the Company, BNP Paribas Fortis SA/NV as agent and the Lenders.

“Amendment and Restatement Date” means the “Effective Date” as defined in the Amendment and Restatement Agreement.

“Anheuser-Busch” means Anheuser-Busch Companies, LLC, a company incorporated under the law of the State of Delaware, United States with registered address One Busch Place, St. Louis, Missouri 63118 with issuer number 035229.

“Anheuser-Busch Group” means Anheuser-Busch and its Subsidiaries from time to time.

“Anti-Corruption Law” means the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other similar legislation in other jurisdictions which is directly applicable to the relevant member of the Group.

“Arrangers” mean the financial institutions listed in Part 4 of Schedule 1 (The Amendment and Restatement Date Parties) (whether acting individually or together).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from (and including) the date of this Agreement to and including the date falling one Month prior to the Final Termination Date.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under the Revolving Facility only, that Lender’s participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Dollar Swingline Commitment” of a Dollar Swingline Lender means (but without limiting Clause 9.4 (Relationship with the Revolving Facility)) that Lender’s Dollar Swingline Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Dollar Swingline Loans; and

(b)	in relation to any proposed Utilisation under the Dollar Swingline Facility, the Base Currency Amount of its participation in any Dollar Swingline Loans that are due to be made under the Dollar Swingline Facility on or before the proposed Utilisation Date.

For the purposes of calculating a Dollar Swingline Lender’s Available Dollar Swingline Commitment in relation to any proposed Utilisation of the Dollar Swingline Facility, that Lender’s participation in any Dollar Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Dollar Swingline Lender’s Dollar Swingline Commitment.

“Available Dollar Swingline Facility” means the aggregate for the time being of each Dollar Swingline Lender’s Available Dollar Swingline Commitment.

“Available Euro Swingline Commitment” of a Euro Swingline Lender means (but without limiting Clause 12.4 (Relationship with the Revolving Facility)) that Lender’s Euro Swingline Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Euro Swingline Loans; and

(b)	in relation to any proposed Utilisation under the Euro Swingline Facility, the Base Currency Amount of its participation in any Euro Swingline Loans that are due to be made under the Euro Swingline Facility on or before the proposed Utilisation Date.

For the purposes of calculating a Euro Swingline Lender’s Available Euro Swingline Commitment in relation to any proposed Utilisation of the Euro Swingline Facility, that Lender’s participation in any Euro Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Euro Swingline Lender’s Euro Swingline Commitment.

“Available Euro Swingline Facility” means the aggregate for the time being of each Euro Swingline Lender’s Available Euro Swingline Commitment.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Barcelona” means Companhia de Bebidas das Américas, a company incorporated under the laws of the Federative Republic of Brazil with registered address at AmBev, Rua Dr Renato Paes de Barros, 1017, 4° andar, 04530-001 Sao Paulo, SP, Brazil, listed on the Bovespa (Sao Paulo Stock Exchange) under the symbols AMBV3 (common shares) and AMBV4 (preferred shares).

“Base Currency” means US Dollars.

“Base Currency Amount” means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the

Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.8 (Revaluation of Letters of Credit) at six-monthly intervals, as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation.

“Belgian Companies Code” means the Belgian Company Code (Code des Sociétés/Wetboek van Vennootschappen) dated 7 May 1999, as amended from time to time.

“Belgian Obligor” means an Obligor that is resident in Belgium for Belgian tax purposes or that has a permanent establishment in Belgium to which the advances under the Finance Documents are effectively connected.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 34 (Changes to the Obligors).

“Brandbev” means Brandbev S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 5, rue Gabriel Lippmann L-5365 Munsbach having a share capital of USD 43,150,720 and registered with the Luxembourg register of commerce and companies under number B 80.984.

“Brandbrew” means Brandbrew S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with its registered office at 5, rue Gabriel Lippmann L-5365 Munsbach and registered with the Luxembourg register of commerce and companies under number B75.696.

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Brussels and New York and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

“Change of Control” means any person or group of persons acting in concert (in each case other than Stichting InBev or any existing direct or indirect certificate holder or certificate holders of Stichting InBev or any person or group of persons acting in concert with any such persons) gaining Control of the Company.

For the purposes of this definition:

(a)	acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Company by any of them, either directly or indirectly, to obtain Control of the Company; and

(b)	Stichting InBev means a company incorporated under the laws of The Netherlands under registered number 34144185 with registered address at Hofplein 20, 3032AC, Rotterdam, The Netherlands.

“Closing Date” means the date on which the acquisition of Anheuser-Busch by InBev Worldwide SARL was completed, being 18 November 2008.

“Code” means, at any date, the U.S. Internal Revenue Code of 1986 and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date.

“Commitment” means a Revolving Facility Commitment, a Dollar Swingline Commitment or a Euro Swingline Commitment.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent and in each case capable of being relied upon by the Company.

“Control” in relation to any entity means either the direct or indirect ownership of more than 50 per cent. of the share capital or similar rights of ownership of the entity or the power to direct the management and the policies of the entity whether through the ownership of share capital, contract or otherwise.

“Core Business” means the business of beer brewing and soft drink manufacturing, drink bottling, trading and/or performing services and/or carrying out functions (including, without limitation, research and development, marketing, distribution and retail sales) in connection with the beer brewing and soft drink manufacturing businesses.

“Credit Rating” means the corporate long-term credit issue rating of the present and future senior, unsecured and unsubordinated debt obligations of the Company.

“Credit Rating Period” means a period commencing on the date of a completion of an acquisition or incorporation by the Company referred to in Clause 31.7 (Acquisitions) or, if earlier, the date of any announcement of such acquisition or incorporation and ending sixty (60) days after the completion of such acquisition or incorporation (which period shall be extended following consummation of an acquisition or incorporation for so long as S&P or Moody’s has publicly announced within the period ending sixty (60) days after such acquisition or incorporation that it is considering a possible negative change to the Credit Rating, provided that such Credit Rating Period shall not extend more than one hundred and twenty (120) days after the public announcement of such consideration.

“DCB” means The Dutch Central Bank (De Nederlandsche Bank N.V.).

“Default” means an Event of Default or any event or circumstance specified in Clause 32 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation) or has failed to provide cash collateral (or has notified the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless,	in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Derivative Contract” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account).

“DFSA” means The Dutch Financial Supervision Act (Wet op het financieel toezicht, “Wft”) and all rules promulgated thereunder and pursuant thereto as well as communications and published guidelines of the DCB and the AFM.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dollar Swingline Commitment” means:

(a)	in relation to a Dollar Swingline Lender on the Amendment and Restatement Date, the amount in dollars set opposite its name under the heading “Dollar Swingline Commitment” in Part 3B of Schedule 1 (The Amendment and Restatement Date Parties) and the amount of any other Dollar Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Dollar Swingline Lender, the amount of any Dollar Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Dollar Swingline Facility” means the dollar swingline loan facility made available under this Agreement as described in Clause 10 (Dollar Swingline Loans).

“Dollar Swingline Lender” means:

(a)	a Lender listed in Part 3B of Schedule 1 (The Amendment and Restatement Date Parties) as a dollar swingline lender; or

(b)	any other person that becomes a Dollar Swingline Lender after the Amendment and Restatement Date in accordance with Clause 33 (Changes to the Lenders)

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Dollar Swingline Loan” means a loan made or to be made under the Dollar Swingline Facility or the principal amount outstanding for the time being of that loan.

“Dutch Obligor” means an Obligor incorporated in the Netherlands.

“EBIT” means in respect of the Group on a consolidated basis and in relation to any period, profit from operations as reported for that period, measured by reference to the consolidated financial statements delivered by the Company pursuant to Clause 29.10 (Financial statements) in respect of such period or prior to the date on which any such financial statements are delivered to the Agent, the Original Financial Statements of the Company:

(a)	plus (without double counting) dividends or other profit distributions (net of withholding tax) received in cash by any member of the Group during such period from any person in respect of which a member of the Group is a shareholder (or has an ownership interest) but which is not consolidated within the financial statements of the Group;

(b)	minus extraordinary or non-recurring items and/or non-operational income and gains; and

(c)	plus extraordinary or non-recurring items and/or non-operational expenses and losses.

“EBITDA” means in respect of the Group on a consolidated basis and in relation to any period, EBIT for that period:

(a)	plus depreciation and impairment of tangible assets;

(b)	plus amortisation and impairment of intangible assets;

(c)	plus impairment of goodwill;

(d)	minus (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any non-financial asset (other than any disposal made in the ordinary course of business) during that period and any gain arising on any revaluation of any non-financial asset during that period; and

(e)	plus (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any non-financial asset (other than any disposal made in the ordinary course of business) during that period and any loss arising on any revaluation of any non-financial asset during that period.

“Employee Plan” means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a U.S. Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the physical conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

“Environmental Permit” means any permit, other Authorisation or filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group.

“ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“ERISA Affiliate” means, in relation to a member of the Group, each person (as defined in Section 3(9) of ERISA) which together with that member of the Group would be deemed to be a “single employer” (a) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (b) as a result of that member of the Group being or having been a general partner of such person.

“ERISA Event” means:

(a)	(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

(b)	the application for a minimum funding waiver under Section 302 (c) of ERISA with respect to a Plan;

(c)	the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

(d)	the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

(e)	the incurrence by any Obligor or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan;

(f)	the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan;

(g)	the failure to make by its due date a required contribution with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan;

(h)	the incurrence or expected incurrence by any Obligor or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan;

(i)	an action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened;

(j)	the incurrence of an Insufficiency by or with respect to any Plan.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 21.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“euro” and “€” means the single currency of the Participating Member States.

“Euro Swingline Commitment” means:

(a)	in relation to a Euro Swingline Lender on the Amendment and Restatement Date, the amount in euro set opposite its name under the heading “Euro Swingline Commitment” in Part 3C of Schedule 1 (The Amendment and Restatement Date Parties) and the amount of any other Euro Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Euro Swingline Lender, the amount of any Euro Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Euro Swingline Facility” means the euro swingline loan facility made available under this Agreement as described in Clause 13 (Euro Swingline Loans).

“Euro Swingline Lender” means:

(a)	an Lender listed in Part 3C of Schedule 1 (The Amendment and Restatement Date Parties) as a euro swingline lender; or

(b)	any other person that becomes a Euro Swingline Lender after the Amendment and Restatement Date in accordance with Clause 33 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Euro Swingline Loan” means a loan made or to be made under the Euro Swingline Facility or the principal amount outstanding for the time being of that loan.

“Event of Default” means any event or circumstance specified as such in Clause 32 (Events of Default).

“Excluded Subsidiary” means Barcelona and each of its Subsidiaries from time to time provided that if Barcelona becomes a wholly-owned Subsidiary of the Company, it and its Subsidiaries shall cease to be Excluded Subsidiaries.

“Existing Credit Facilities” means the US$45,000,000,000 loan facilities made available to the Company and other members of the Group pursuant to a senior facilities agreement dated 12 July 2008.

“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Extension Request” means a notice substantially in the relevant form set out in Schedule 11 (Form of Extension Request).

“Facility” means the Revolving Facility, the Dollar Swingline Facility or the Euro Swingline Facility.

“Facility Office” means in respect of a Lender or the Issuing Bank, the office or offices notified by that Lender or Issuing Bank to the Agent in writing on or before the date it becomes a Lender or Issuing Bank (or, following that date, by not less than five Business Days written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fallback Interest Period” means 5 Business Days.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Funds Rate” means, in relation to any day, the rate per annum equal to:

(a)	the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)	if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the Agent from three Federal funds brokers of recognised standing selected by the Agent.

“Fee Letter” means any letters between the Arrangers and the Company or the Agent and the Company setting out any of the fees referred to in Clause 2.2 (Increase) and Clause 22 (Fees).

“Final Termination Date” means:

(a)

(i)	the Amended Termination Date;

(ii)	if any Lender has agreed to the exercise of an Extension Option exercised before the second anniversary of the Amendment and Restatement Date, the First Extended Final Termination Date; or

(iii)	if any Lender has agreed to the exercise of an Extension Option exercised on or after the second anniversary of the Amendment and Restatement Date, either the First Extended Final Termination Date or the Second Extended Final Termination Date as specified in the relevant Extension Request; and

(b)	where that term is used in respect of a Lender:

(i)	the Amended Termination Date;

(ii)	if that Lender has agreed to the exercise of an Extension Option exercised before the second anniversary of the Amendment and Restatement Date only, the First Extended Final Termination Date;

(iii)	if that Lender has agreed to both the first and the second exercise of the Extension Option, the Second Extended Final Termination Date; or

(iv)	if that Lender has agreed only to the second exercise of the Extension Option, either the First Extended Final Termination Date or the Second Extended Final Termination Date as notified by the Lender to the Agent in accordance with paragraph (f) of Clause 5.6 (Extension Option).

“Finance Document” means this Agreement, any Accession Letter, any Fee Letter, any Resignation Letter, any Utilisation Request and any other document designated as a Finance Document by the Agent and the Company.

“Finance Party” means the Agent, the Arrangers, a Lender or the Issuing Bank.

“Financial Indebtedness” means non-current interest bearing loans and borrowings, plus current interest bearing loans and borrowings; plus bank overdrafts (in each case calculated in accordance with the Accounting Principles); and to the extent not covered by the foregoing, any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	any amount raised pursuant to any issue of shares which are expressed to be redeemable on or prior to the Final Termination Date;

(e)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(f)	the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

(g)	receivables sold or discounted (other than on a non–recourse basis);

(h)	any agreement or option to re–acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of, and accounted for as, a borrowing; and

(j)	(without double counting) the amount of any liability in respect of any guarantee, indemnity, standby or documentary letter of credit or other similar instrument issued by a bank or financial institution (on behalf of any Obligor or Material Subsidiary), in each case for any of the items referred to in paragraphs (a) to (i) above, and (other than for the purposes of Clause 31.12 (Loans or credit to Excluded Subsidiaries) and the definition of Permitted Excluded Subsidiary Credit Support) not including any Financial Indebtedness owed by one member of the Group to another member of the Group.

“Funding Date” means the date of the first Utilisation under the Facilities (or any of them).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 21.4 (Cost of funds) or paragraph (a)(ii) of Clause 13.6 (Cost of funds – Euro Swingline Facility).

“Group” means the Company and each of its Subsidiaries from time to time.

“Guarantee Principles” means the principles set out in Schedule 8 (Guarantee Principles).

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 34 (Changes to the Obligors).

“Guarantor Release Document” has the meaning attributed thereto in paragraph 22 of Part 1 of Schedule 2 (Conditions Precedent).

“Historic Screen Rate” means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than 5 Business Days before the Quotation Day.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”;

(c)	an Insolvency Event has occurred and is continuing with respect to the Agent;

(d)	the Agent otherwise rescinds or repudiates a Finance Document; or

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment	is made within five Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, all other than by way of an Undisclosed Administration, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, all other than by way of an Undisclosed Administration;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insufficiency” means, with respect to any Plan, the amount, determined on a plan termination basis, if any, of its unfunded benefit liabilities, as defined in, and in accordance with actuarial assumptions set forth in, Section 4001(a)(18) of ERISA (excluding any accrued but unpaid contributions).

“Intellectual Property” means:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, domain names, trade names, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and any goodwill therein; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 20 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 19.3 (Default interest).

“Interpolated Historic Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for the currency of that Loan and each of which is as of a day which is no more than 5 Business Days before the Quotation Day.

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“IRS” means the United States Internal Revenue Service or any successor thereto.

“Issuing Bank” means each Lender identified above as an issuing bank and any other Lender which has notified the Agent that it has agreed to the Company’s request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed, such Lenders shall be referred to, whether acting individually or together, as the Issuing Bank) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the Issuing Bank shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Judicial Deposit” means any cash deposit made in connection with any judicial or administrative proceeding against a member of the Group.

“L/C Proportion” means in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s relevant Available Commitment under the Revolving Facility to the Available Facility under the Revolving Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 34 (Changes to the Obligors).

“Legal Reservations” means:

(a)	the principle that certain remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)	the time barring of claims under applicable limitation laws (including the English Limitation Acts), defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void;

(c)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)	the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(f)	any other general principles which are set out as qualifications or reservations (however described) as to matters of law in any Legal Opinion.

“Lender” means:

(a)	any Lender listed in Part 3A of Schedule 1 (The Amendment and Restatement Date Parties); and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Increase) or Clause 33 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Letter of Credit” means:

(a)	a letter of credit, substantially in the form set out in Schedule 7 (Form of Letter of Credit) or in any other form requested by the Company and agreed by the Issuing Bank; or

(b)	any guarantee, indemnity or other instrument in a form requested by a Borrower (or the Company on its behalf) and agreed by the Issuing Bank and the Agent.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or,

(b)	as otherwise determined pursuant to Clause 21.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“LMA” means the Loan Market Association.

“Loan” means a Revolving Facility Loan, a Dollar Swingline Loan or a Euro Swingline Loan.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Commercial Code” means the Code de Commerce of Luxembourg.

“Luxembourg Guarantor” means a Guarantor incorporated in Luxembourg.

“Luxembourg Obligor” means an Obligor incorporated in Luxembourg.

“Madrid” means Grupo Modelo, S.A.B. de C.V., a company incorporated under the laws of Mexico with registered address Javier Barros Sierra No. 555 Piso 3, Zedec Santa FE, 01210, Mexico, D.F. with issuer number P4833.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Margin” means:

(a)	in relation to any Revolving Facility Utilisation, the rate determined in accordance with the Margin Grid set out below, as calculated by reference to the Company’s Credit Rating, as assessed by S&P and by Moody’s. Accordingly, the rate applicable as of the Amendment and Restatement Date, based on the Company’s Credit Rating at such date, is 0.200 per cent. per annum;

(b)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(c)	in relation to any other Unpaid Sum, the highest rate specified below:

Credit Rating (S&P/Moody’s)	Margin (% p.a.)
Higher than or equal to A+/A1	0.1750
A/A2	0.2000
A-/A3	0.2250
BBB+/Baa1	0.3000
BBB/Baa2	0.4000
BBB-/Baa3	0.5000
Lower than BBB-/Baa3	0.7000

and provided that:

(a)	in the event of a split Credit Rating, the average of the two corresponding Margins shall apply; and

(b)	any change in the Margin for a Utilisation shall take effect on the first day of the next Interest Period for that Utilisation which starts following the date on which the relevant Credit Rating changed.

“Material Adverse Effect” means any event or condition that (individually or in aggregate) has a material adverse effect on:

(a)	the ability of the Obligors (taken as a whole) to perform any of their payment obligations under the Finance Documents; or

(b)	the business, assets, financial condition or operations of the Group taken as a whole.

“Material Subsidiary” means, at any time, any member of the Group other than Sun-InBev OJSC (company number 1045003951156) which:

(a)	has earnings before interest, tax, depreciation and amortisation calculated on a consolidated basis in the same manner as EBITDA representing ten per cent. or more of the consolidated EBITDA of the Group; or

(b)	is the owner of the registered trademark of a brand listed in Schedule 9 (Material Brands).

Compliance with the condition set out in paragraph (a) above shall be determined by reference to the latest financial statements of that Subsidiary (audited, if available, and consolidated in the case of a Subsidiary that itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period, and Monthly shall be construed accordingly.

“Moody’s” means Moody’s Investor Services, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section (3)(37) of ERISA, subject to Title IV of ERISA, contributed to for any employees of a U.S. Obligor or any ERISA Affiliate.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA, that (a) is maintained for employees of any Obligor or any ERISA Affiliate and at least one person other than the Obligors and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“New York Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York.

“Non-Acceptable L/C Lender” means a Lender under the Revolving Facility which:

(a)	has a rating for its long-term unsecured and non credit enhanced debt obligations below A- by S&P or Fitch Ratings Ltd or below A3 by Moody’s or a comparable rating from an internationally recognised credit rating agency (other than (i) a Lender as at the Amendment and Restatement Date (provided that such Lender’s rating for its long-term unsecured and non credit enhanced debt obligations at the relevant time is not lower than it was at the Amendment and Restatement Date) or (ii) a Lender which each Issuing Bank has agreed is acceptable to it notwithstanding that fact); or

(b)	is a Defaulting Lender; or

(c)	has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 35.10 (Lenders’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at (i)-(ii) of the definition of Defaulting Lender.

“Non-Material Obligor” means an Obligor which is not a Material Subsidiary and is not a Borrower.

“Non-Obligor” means a member of the Group which is not an Obligor.

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Borrower” means the Company and ABIWW.

“Original Financial Statements” means the Company’s consolidated audited financial statements for its financial year ended 31 December 2009.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Other Guaranteed Facilities” means:

(a)	any debt securities issued by Anheuser-Busch under any of the following indentures:

(i)	the Indenture, dated 1 August 1995, between Anheuser-Busch and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee;

(ii)	the Indenture, dated 1 July 2001, between Anheuser-Busch and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee; and

(iii)	the Indenture, dated 1 October 2007, between Anheuser-Busch and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

(b)	any debt securities issued or guaranteed by Brandbrew or Brandbev under the €20,000,000,000 (originally €15,000,000,000) Euro Medium Term Note Programme originally entered into on 16 January 2009;

(c)	any debt securities guaranteed by Brandbrew or Brandbev under the Indenture dated 12 January 2009, among ABIWW, the Company, the subsidiary guarantors listed therein and the Bank of New York Mellon, New York Branch as trustee; and

(d)	any bonds guaranteed by Brandbrew or Brandbev under the Indenture, dated 16 October 2009 among ABIWW, the Company, the subsidiary guarantors named therein and the Bank of New York Mellon Trust Company, N.A., as trustee;

(e)	any debt securities guaranteed by Brandbrew or Brandbev under the U.S. commercial paper programme entered into on 6 June 2011;

(f)	any bonds guaranteed by Brandbrew or Brandbev under the Indenture, dated 17 January 2013 among Anheuser-Busch InBev Finance Inc., the Company, the subsidiary guarantors named therein and the Bank of New York Mellon Trust Company, N.A., as trustee; and

(g)	any refinancing (in whole or part) of any of the above items or this Agreement for the same or a lower amount.

“Overall Commitment” of a Lender means:

(a)	its Revolving Facility Commitment; or

(b)	in the case of a Dollar Swingline Lender or a Euro Swingline Lender that does not have a Revolving Facility Commitment, the Revolving Facility Commitment of a Lender that is an Affiliate of that Dollar Swingline Lender or Euro Swingline Lender.

“Overnight LIBOR” means, in relation to any day:

(a)	the applicable Screen Rate as of 11:00 a.m. (Brussels time) on that day; or

(b)	as otherwise determined in accordance with Clause 13.4 (Unavailability of Screen Rate – Euro Swingline Facility),

and if, in each case, that rate is less than zero, Overnight LIBOR shall be deemed to be zero.

“Parent Contribution Agreement” means the parent contribution agreement to be entered into between the Company and ABIWW, in the agreed form or in form and substance equivalent in all material respects to the parent contribution agreement entered into in relation to the Existing Credit Facilities.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

“Permitted Excluded Subsidiary Credit Support” means:

(a)	Financial Indebtedness owed by any Excluded Subsidiary to any member of the Group (which is not an Excluded Subsidiary); and/or

(b)	guarantees provided by a member of the Group (which is not an Excluded Subsidiary) in respect of the Financial Indebtedness of any Excluded Subsidiary,

where the aggregate (without double counting) of (i) Financial Indebtedness of all Excluded Subsidiaries owed to or guaranteed by other members of the Group which are not Excluded Subsidiaries; (ii) amounts secured by Security which is permitted pursuant to paragraph (p) of the definition of “Permitted Security”; and (iii) Subsidiary Financial Indebtedness, does not exceed US$4,500,000,000 (or its equivalent in any other currency) at any time.

“Permitted Security” means:

(a)	the Security listed in the document referred to in paragraph 17 of Part 1 of Schedule 2 (Conditions Precedent) except to the extent the principal amount secured by that Security exceeds the amount stated in that document;

(b)	any Security entered into pursuant to any Finance Document;

(c)	any lien arising by operation of law and in the ordinary course of business;

(d)	any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)	the Security was not created in contemplation of the acquisition (or proposed acquisition) of that asset by a member of the Group; and

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition (or proposed acquisition) of that asset by a member of the Group;

(e)	any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(i)	the Security was not created in contemplation of the acquisition (or proposed acquisition) of that company; and

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition (or proposed acquisition) of that company;

(f)	any Security created in the ordinary course of business to secure any excise or import taxes or duties owed to any state or state agency or authority (among others and without limitation, a mortgage over any real property required by the relevant state, state agency or authority to secure the type of taxes or duties mentioned above will be considered as within the ordinary course of business);

(g)	any Security arising out of rights of consolidation, combination, netting or set–off over any current and/or deposit accounts with a bank or financial institution, where it is necessary to agree to those rights in connection with the opening or operation of any bank accounts or in connection with a treasury management arrangement operated by a member of the Group, in each case, in the ordinary course of its business or risk management;

(h)	any Security resulting from retention of title or conditional sale arrangements which are contained in the normal terms of supply of a supplier of goods to a member of the Group, where the goods are acquired by such member of the Group in the ordinary course of business and the arrangements do not constitute Financial Indebtedness;

(i)	any Security arising out of rights of netting or set–off arrangements which are contained in the normal terms of supply of a supplier of goods and/or services to a member of the Group, where the goods are acquired or services utilised by such member of the Group in the ordinary course of business and the arrangements do not constitute Financial Indebtedness;

(j)	any Security arising in the ordinary course of business of a member of the Group in relation to that Group member’s participation in or trading on or through a clearing system or investment, commodity or stock exchange, where, in each case, the Security arises under the rules or normal procedures or legislation governing the clearing system or exchange and neither with the intention of creating security nor in connection with the borrowing or raising of money;

(k)	any Security created by a member of the Group in favour of an Obligor;

(l)	any Security created pursuant to or in respect of any Judicial Deposit;

(m)	any Security created or outstanding with the prior written consent of the Majority Lenders;

(n)	pledges over and assignments of documents of title, insurance policies and sale contracts in relation to goods or services created or made in the ordinary course of business of a member of the Group to secure the purchase price of such goods or services;

(o)	any Security created by an Excluded Subsidiary; or

(p)	any Security over or affecting any assets of the Group which does not fall within any of paragraphs (a) to (o) above provided that the total of (i) the aggregate amount secured by all Security referred to in this paragraph (p) and (ii) the total amount of Subsidiary Financial Indebtedness (without double counting Subsidiary Financial Indebtedness incurred under sub-paragraph (i) of this paragraph (p)) and Financial Indebtedness of all Excluded Subsidiaries owed to or guaranteed by other members of the Group which are not Excluded Subsidiaries, does not, at any time, exceed US$4,500,000,000(or its equivalent in any other currency).

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Qualifying Lender” has the meaning given to that term in Clause 23 (Tax Gross-up and Indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to LIBOR:

(i)	(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(ii)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator;

(b)	in relation to EURIBOR:

(i)	(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(ii)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(c)	in relation to Overnight LIBOR:

(i)	(other than where paragraph (ii) below applies) as the rate, as of 11:00 a.m. (Brussels time) on the relevant day, at which the relevant Reference Bank could borrow funds in the London interbank market in euro for an overnight period on that day were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in euro for an overnight period on that day; or

(ii)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and day) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means such banks as may be appointed by the Agent from time to time in consultation with the Company (provided that such entity has consented to its appointment).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement.

“Related Fund” in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or adviser of the first fund.

“Relevant Borrower” means, in relation to a Loan, the Borrower which borrowed such Loan.

“Relevant Interbank Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor, its jurisdiction of incorporation.

“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

“Repeating Representations” means each of the representations set out in Clause 29.2 (Status) to Clause 29.6 (Validity and admissibility in evidence), paragraph (a) of Clause 29.8 (No default) and Clause 29.11 (Pari passu ranking).

“Resignation Letter” means a letter substantially in the form set out in Schedule 5 (Form of Resignation Letter).

“Restricted Person” means any person:

(a)	included on the “consolidated list of financial sanctions targets” maintained by HM Treasury;

(b)	in a country which is subject to United Nations sanctions;

(c)	included on the list of “Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC) of the United States Department of the Treasury, as updated or amended from time to time, or any similar list issued by OFAC;

(d)	whose property has been blocked, or is subject to seizure, forfeiture or confiscation, by any order relating to terrorism or money laundering issued by the President, Attorney General, Secretary of State, Secretary of Defense, Secretary of the Treasury or any other U.S. State or Federal governmental official or entity; or

(e)	included on the “List of Persons and Entities Subject to Financial Sanctions” or any similar list maintained by the European Union.

“Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Revolving Facility Commitment” means:

(a)	in relation to a Lender as at the Amendment and Restatement Date, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Part 3A of Schedule 1 (The Amendment and Restatement Date Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Revolving Facility Utilisation” means a Revolving Facility Loan or a Letter of Credit.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Revolving Facility Loan is due to be repaid; or

(ii)	a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met;

(b)	the aggregate amount of which is equal to or less than the maturing Revolving Facility Loan or the relevant claim in respect of that Letter of Credit;

(c)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 14.2 (Unavailability of a currency)) or the relevant claim in respect of that Letter of Credit; and

(d)	made or to be made to the same Borrower for the purpose of:

(i)	refinancing that maturing Revolving Facility Loan; or

(ii)	satisfying the relevant claim in respect of that Letter of Credit.

“Sale” means the sale of all or substantially all of the assets of the Company (whether in a single transaction or a series of related transactions).

“Sanctioned Country” means a country or territory that is the subject of comprehensive Sanctions (being, as at the Amendment and Restatement Date, the Crimea, Cuba, Iran, Myanmar, North Korea, Sudan and Syria).

“Sanctions” means:

(a)	United Nations sanctions imposed pursuant to any United Nations Security Council Resolution;

(b)	US sanctions administered or enforced by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State;

(c)	EU restrictive measures implemented pursuant to any EU Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the EU’s Common Foreign and Security Policy; and

(d)	UK sanctions (i) enacted by statutory instrument pursuant to the United Nations Act 1946 or the European Communities Act 1972; and/or (ii) administered or enforced by Her Majesty’s Treasury of the UK.

“S&P” means Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, or any successor thereto.

“Screen Rate” means:

(a)	in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)	in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(c)	in relation to Overnight LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for euro and an overnight period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Separate Loan” has the meaning given to that term in Clause 15 (Repayment).

“Shareholders’ Approval” means the valid adoption of a resolution by the shareholders’ meeting of the Company validly approving (a) Clause 17 (Mandatory Prepayment) and (b) any other provision in this Agreement granting rights to third parties which could affect the Company’s assets or could impose an obligation on the Company where in each case the exercise of those rights is dependent on the occurrence of a public take-over bid or a Change of Control, in accordance with article 556 of the Belgian Companies Code.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA, that (a) is maintained or contributed to by any Obligor or any ERISA Affiliate for employees of any Obligor or any ERISA Affiliate and no person other than the Obligors and the ERISA Affiliates or (b) was so maintained or contributed to and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Specified Time” means a day or time determined in accordance with Schedule 6 (Timetables).

“Subsidiary” means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting share capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

“Subsidiary Financial Indebtedness” means the aggregate outstanding principal or capital amount of all Financial Indebtedness of all members of the Group minus:

(a)	an amount equal to the aggregate principal or capital amount of all existing subsidiary financial indebtedness listed in the document referred to in paragraph 18 of Part 1 of Schedule 2 (Conditions Precedent);

(b)	any Financial Indebtedness of any person who becomes a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date that person becomes a member of the Group (and not entered into in contemplation of that person becoming (or proposed to be becoming) a member of the Group), but only for a period of one year from the date that person becomes a member of the Group and only to the extent the principal amount of the Financial Indebtedness has not been incurred since the date that person became a member of the Group;

(c)	any Financial Indebtedness of a Non-Obligor where (i) such Non-Obligor has on-lent substantially the entire proceeds of such Financial Indebtedness to one or more Obligors; and (ii) such Non-Obligor holds no material assets other than its claims against such Obligors or Obligor in relation to such loans;

(d)	any Financial Indebtedness of an Obligor; and

(e)	any Financial Indebtedness of Barcelona (or any Subsidiary of Barcelona) until such time as Barcelona becomes a wholly-owned Subsidiary of the Company.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments immediately prior to that reduction).

“Syndication Date” means the day on which the Agent confirms (for and on behalf of the Arrangers) that syndication of the Facilities has been completed.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Total Commitments” means US$9,000,000,000 at the Amendment and Restatement Date.

“Total Dollar Swingline Commitments” means the aggregate of the Dollar Swingline Commitments, being $3,000,000,000 at the Amendment and Restatement Date.

“Total Euro Swingline Commitments” means the aggregate of the Euro Swingline Commitments, being €2,000,000,000 at the Amendment and Restatement Date.

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being US$9,000,000,000 at the Amendment and Restatement Date.

“Transfer Certificate” means a certificate substantially in the form set out in Part 5 of Schedule 3 (Requests) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.

“Undisclosed Administration” means an undisclosed administration (stille curatele) applicable to a Lender, imposed by the DCB under or based on section 1:76 of the DFSA, as to Lenders which are the subject of home jurisdiction supervision by the DCB under the DFSA and in relation to which the DCB has not publicly disclosed the appointment of a custodian (curator) with regard to the relevant Lender.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US Dollar”, “US Dollars”, “US$”, “dollar” and “$” means the lawful currency of the United States of America from time to time.

“U.S.” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“U.S. Borrower” means a Borrower whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

“U.S. Guarantor” means a Guarantor whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

“U.S. Obligor” means any U.S. Borrower or U.S. Guarantor.

“U.S. Tax” means any federal, state, local income, gross receipts, license, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), real property, personal property, sales, use, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, imposed by the United States or any political subdivision thereof or taxing authority therein, including any interest, penalty or addition thereto, whether disputed or not.

“U.S. Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests).

“VAT” means value added tax calculated in accordance with (but subject to the derogations according to the VAT regulations of the member states) European Directive 2006/112/EC (replacing European Directive 77/388/EC) whether charged in a member state of the European Union or elsewhere and any other tax of a similar nature.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the “Agent”, an “Arranger”, any “Finance Party”, any “Issuing Bank”, any “Lender”, any “Obligor”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a document in “agreed form” is a document which is in a form agreed in writing by or on behalf of the Company and the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	“guarantee” means (other than in Clause 28 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to provide assurance to the beneficiary of such guarantee that another person will or can meet any of its liabilities;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a Lender’s “participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may become payable by a Lender in relation to that Letter of Credit;

(viii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as amended or re-enacted; and

(xi)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Borrower providing “cash cover” for a Letter of Credit means a Borrower paying an amount in the currency of the Letter of Credit to an interest-bearing account in the name of the Borrower and the following conditions being met:

(i)	the account is with the Agent (if the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);

(ii)	subject to paragraph (b) of Clause 7.5 (Cash cover by Borrower), until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit; and

(iii)	the Borrower has executed a security document over that account, in form and substance satisfactory to the Agent or the Lender with which that account is held, creating a first ranking Security over that account.

(e)	A Default or an Event of Default is “continuing” if it has not been remedied or waived in writing.

(f)	A Borrower “repaying” or “prepaying” a Letter of Credit means:

(i)	that Borrower providing cash cover for that Letter of Credit;

(ii)	the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms; or

(iii)	the Issuing Bank being satisfied that it has no further liability under that Letter of Credit,

and the amount by which a Letter of Credit is repaid or prepaid under paragraphs (f)(i) and (f)(ii) above is the amount of the relevant cash cover or reduction.

(g)	An amount “borrowed” includes any amount utilised by way of Letter of Credit.

(h)	A Lender “funding its participation” in a Utilisation includes a Lender participating in a Letter of Credit.

(i)	An “outstanding amount” of a Letter of Credit at any time is the maximum amount that is or may be payable by the Relevant Borrower in respect of that Letter of Credit at that time.

(j)	A reference to Barclays Capital is a reference to the investment banking division of Barclays Bank PLC.

1.3	Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)	a “necessary action to authorise” where applicable, includes without limitation:

(i)	any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(ii)	obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)	“financial assistance” means any act contemplated by:

(i)	(for a besloten vennootschap met beperkte aansprakelijkheid) Article 2:207(c) of the Dutch Civil Code; or

(ii)	(for a naamloze vennootschap) Article 2:98(c) of the Dutch Civil Code;

(c)	a “Security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(d)

(i)	a “winding-up”, “administration” or “dissolution” includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(ii)	a “moratorium” includes surseance van betaling and “a moratorium is declared” or occurs includes surseance verleend;

(iii)	any “step” or “procedure” taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(iv)	a “trustee in bankruptcy” includes a curator;

(v)	an “administrator” includes a bewindvoerder; and

(vi)	an “attachment” includes a beslag.

1.4	Luxembourg terms

In this Agreement, a reference to:

(a)	a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

(i)	juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)	liquidateur appointed under Articles 141 to 151 of the Luxembourg act of 10 August 1915 on commercial companies, as amended;

(iii)	juge-commissaire and/or liquidateur appointed under Article 203 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iv)	commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 of the Luxembourg Commercial Code; and

(v)	juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;

(b)	a “winding-up”, “administration” or “dissolution” includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée); and

(c)	a person being “unable to pay its debts” includes that person being in a state of cessation of payments (cessation de paiements).

1.5	Belgian terms

In this Agreement, a reference (in the context of Belgian law or a Belgian Obligor) to:

(a)	a “liquidator”, “trustee in bankruptcy”, “receiver”, “administrator” (in relation to a bankruptcy) or “similar officer” includes any curator / curateur, vereffenaar / liquidateur, gedelegeerd rechter / juge délégué, gerechtsmandataris / mandataire de justice, voorlopig bewindvoerder / adminstrateur judiciaire, gerechtelijk deskundige / expert judiciare and sekwester / séquestre;

(b)	a person being “unable to pay” its debts is that person being in a state of cessation of payments (staking van betaling / cessation de paiements);

(c)	an “insolvency” includes gerechtelijke reorganisatie / réorganisation judiciaire, faillissement / faillite and any other concurrence between creditors (samenloop van schuldeisers / concours des créanciers);

(d)	a “composition” includes any gerechtelijke reorganisatie / réorganisation judiciaire; “winding up”, “administration”, “liquidation” or “dissolution” includes any vereffening / liquidation, ontbinding / dissolution, faillissement / faillite and sluiting van een onderneming / fermeture d’enterprise;

(e)	an “assignment” or “similar arrangement with any creditor” includes a minnelijk akkoord met alle schuldeisers/ accord amiable avec tous les créanciers;

(f)	an “attachment”, “sequestration”, “distress”, “execution” or “analogous events” includes any uitvoerend beslag / saisie exécutoire and bewarend beslag / saisie conservatoire;

(g)	a “Security” includes any mortgage (hypotheek / hypothèque), pledge (pand / nantissement), privilege (voorrecht / privilège), retention right (eigendomsvoorbehoud / réserve de propriété), any real surety (zakelijke zekerheid / sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid / transfert à titre de garantie) and a promise or mandate to create any of the security interest mentioned above;

(h)	“constitutional documents” means de oprichtingsakte / acte constitutif, statuten / statuts and uittreksel van de Kruispuntbank voor Ondernemingen / Banque Carrefour des Entrepises; and

(i)	“guarantee” means, only for the purpose of the guarantee granted by a Belgian Obligor pursuant to Clause 28 (Guarantee and Indemnity), an independent guarantee and not a surety (borg / cautionnement).

1.6	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrowers, a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Revolving Facility Commitments.

(b)	Any Borrower will be permitted to borrow (on a several basis) under the Revolving Facility.

2.2	Increase

(a)	The Company may by giving prior written notice to the Agent by no later than the date falling five Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 16.6 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with Clause 16.1 (Illegality),

request that the Total Revolving Facility Commitments (as applicable) be increased (and the Total Revolving Facility Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitment or Commitments so cancelled as follows:

(A)	the increased Revolving Facility Commitment will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (the “Increase Lender”) selected by the Company, each of which shall not be a member of the Group and which is further acceptable to the Agent (acting reasonably) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Revolving Facility Commitment which it is to assume as if it had been an Original Lender;

(B)	each of the Obligors and the Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(C)	the Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(D)	the Revolving Facility Commitments of the other Lenders shall continue in full force and effect; and

(E)	the increase in the Revolving Facility Commitments shall take effect on the date specified by the Company in the notice referred to in paragraph (i) above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Total Revolving Facility Commitments will only be effective on:

(i)	receipt by the Agent of written confirmation (the “Increase Confirmation”) from the Increase Lender substantially in the form set out in Schedule 10 (Form of Increase Confirmation) that the Increase Lender will assume the same obligations to the other Finance Parties as it would have assumed if it had been an Original Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company, the Increase Lender and the Issuing Bank; and

(B)	in the case of an increase in the Total Revolving Facility Commitments, the Issuing Bank consenting to that increase.

(c)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement.

(d)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(e)	Clause 33.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

(f)	Nothing in this Clause 2.2 obliges any Existing Lender to become or offer to become an Increase Lender.

2.3	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4	Obligors’ Agent

(a)	Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

The Relevant Borrower shall apply all amounts borrowed by it under the Revolving Facility towards the general corporate and/or working capital purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) which must be delivered on or before the first Utilisation Date), in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, the Lenders have not taken any steps under Clause 32.14 (Acceleration) and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Revolving Facility Utilisation if it is euro or:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market at the Specified Time or, if later, on the date the Agent receives the relevant Utilisation Request and the Utilisation Date for that Utilisation; and

(ii)	it has been approved by the Agent (acting on the instructions of all the Lenders under the Revolving Facility) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)	If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the relevant Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum number of Utilisations

(a)	A Borrower (or the Company) may not deliver a Utilisation Request if as a result of the proposed Utilisation 32 or more Revolving Facility Loans would be outstanding.

(b)	Any Loan made by a single Lender under Clause 14.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(c)	Any Separate Loan shall not be taken into account in this Clause 4.4.

5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower and the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 20 (Interest Periods).

(b)	Only one Utilisation may be requested in any Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Utilisation must be:

(i)	if the currency selected is the Base Currency, a minimum of US$25,000,000 or, if less, the Available Facility; or

(ii)	if the currency selected is euro, a minimum of US$25,000,000 or, if less, the Available Facility; or

(iii)	if the currency selected is an Optional Currency, other than euro, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5	Cancellation of Commitment

Any Commitment which is unutilised on the last day of the Availability Period shall be immediately cancelled.

5.6	Extension Option

(a)	In this Clause 5.6:

“Applicable Final Termination Date” means, in relation to each Lender, the Final Termination Date in effect in respect of such Lender as at the date of an Extension Request;

“Extended Final Termination Date” means:

(i)	in respect of an exercise of the Extension Option before the second anniversary of the Amendment and Restatement Date, the First Extended Final Termination Date; and

(ii)	in respect of an exercise of the Extension Option on or after the second anniversary of the Amendment and Restatement Date:

(A)	for any Lender that agreed to extend its Applicable Final Termination Date in accordance a previous exercise of the Extension Option, the Second Extended Final Termination Date; and

(B)	(i) to the extent that no previous Extension Option has been exercised by such time, for any Lender or (ii) to the extent that a previous Extension Option has been exercised by such time, for any Lender that did not agree to extend its Applicable Final Termination Date in accordance with that previous exercise of the Extension Option, either the First Extended Final Termination Date or the Second Extended Final Termination Date (as the relevant Lender may in its discretion select in accordance with paragraph (f) below);

“Extending Lender” means, in respect of an Extension Request, a Lender which notifies the Agent, within the timeframe set out in paragraph (f) below, that it accepts that Extension Request; and

“First Extended Final Termination Date” means the date which is twelve months after the Amended Termination Date.

“Second Extended Final Termination Date” means the date which is twenty four months after the Amended Termination Date.

(b)	The Company may request an extension of the Applicable Final Termination Date (an “Extension Option”) by submitting an Extension Request to the Agent. Any Extension Request is irrevocable.

(c)	An Extension Request shall not be valid unless:

(i)	in respect of the first Extenson Request delivered, it is delivered to the Agent at any time on or after the first anniversary of the Amendment and Restatement Date;

(ii)	in respect of the second Extenson Request delivered, it is delivered to the Agent at any time on or after the second anniversary of the Amendment and Restatement Date;

(iii)	it specifies the date on which the extension of the Applicable Final Termination Date is to take effect, which shall be a date not less than 20 days after the date of the Extension Request (the “Extension Effective Date”); and

(iv)	it does not (and would not) cause paragraph (d) below to be contravened.

(d)	The Extension Option may be exercised no more than twice in total.

(e)	Upon receipt of a valid Extension Request, the Agent shall promptly notify each Lender. Each such Lender shall have the right, in its absolute discretion:

(i)	to accept or decline such Extension Request; and

(ii)	if such Extension Request is delivered on or after the second anniversary of the Amendment and Restatement Date or it is the second Extension Request delivered under this Agreement and the relevant Lender did not agree to extend its participation and Commitment in connection with the first such Extension Request, to decide whether to extend its Applicable Final Termination Date to the First Extended Final Termination Date or the Second Extended Final Termination Date in connection with such Extension Request.

(f)	Any such Lender that wishes to accept the Extension Request shall so notify the Agent in writing no later than 10 days prior to the Extension Effective Date specified in that Extension Request, and if applicable in accordance with paragraph (e)(ii) above, shall confirm whether it wishes to extend its participation and Commitment to the First Extended Final Termination Date or the Second Extended Final Termination Date. If there are any Extending Lenders, then on each Extension Effective Date, the Applicable Final Termination Date in respect of the participation and Commitment of each such Extending Lender shall be extended to the Extended Final Termination Date applicable to that Extending Lender.

(g)	The Agent will notify the Company in writing of each Lender’s decision in relation to an Extension Request as soon as practicable after it has been informed.

(h)	The unutilised Commitment of each Lender which did not agree (or did not respond) to an Extension Request pursuant to paragraph (b) above, will be automatically cancelled on the date falling one Month prior to the Final Termination Date applicable to that Lender (and any utilised Commitments which become Available Commitments as a result of repayments to that Lender in the Month prior to the applicable Final Termination Date shall be cancelled on the date of the relevant repayment). The Company shall repay the participation in each Loan of each Lender on the Final Termination Date applicable to that Lender, together with all other amounts due and owing to that Lender under the Finance Documents.

6.	UTILISATION – LETTERS OF CREDIT

6.1	The Revolving Facility

(a)	The Revolving Facility may be utilised by way of Letters of Credit.

(b)	Clause 5 (Utilisation – Loans) does not apply to utilisations by way of Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

A Borrower (or the Company on its behalf) may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

6.3	Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable (unless otherwise agreed by the Issuing Bank) and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for a Letter of Credit;

(b)	it identifies the Borrower of the Letter of Credit;

(c)	it identifies the Issuing Bank which has agreed to issue the Letter of Credit;

(d)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Facility;

(e)	the amount of the Letter of Credit requested will not result in the aggregate Base Currency Amount of all outstanding Letters of Credit exceeding US$500,000,000 (or its equivalent in any other currency);

(f)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(g)	the proposed beneficiary is not a Restricted Person and is not objected to by the Issuing Bank (acting reasonably);

(h)	the form of Letter of Credit is attached;

(i)	the Expiry Date of the Letter of Credit falls on or before the Final Termination Date; and

(j)	the delivery instructions for the Letter of Credit are specified.

6.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

(i)	if the currency selected is the Base Currency, a minimum of US$25,000,000 or, if less, the Available Facility;

(ii)	if the currency selected is euro, a minimum of US$25,000,000 or, if less, the Available Facility; or

(iii)	if the currency selected is an Optional Currency other than euro, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)	Subject to Clause 4.1 (Initial conditions precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit other than one to which paragraph (c) below applies, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)	no Default (or, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), no Event of Default) is continuing or would result from the proposed Utilisation; and

(ii)	in relation to any Utilisation on the Funding Date, all the representations and warranties in Clause 29 (Representations) or, in relation to any other Utilisations, the Repeating Representations to be made by each Obligor are true in all material respects.

(c)	The amount of each Lender’s participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility (in each case in relation to the Revolving Facility) immediately prior to the issue of the Letter of Credit.

(d)	The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

6.6	Renewal of a Letter of Credit

(a)	A Borrower (or the Company on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)	The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraph (h) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.7	Refusal of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit, any of the Lenders under the Revolving Facility is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender); and

(ii)	the Issuing Bank has required the relevant Borrower to provide cash cover pursuant to Clause 7.5 (Cash cover by Borrower) but the relevant Borrower has failed to provide cash cover to the Issuing Bank in accordance with Clause 7.5 (Cash cover by Borrower), the Issuing Bank may refuse to issue that Letter of Credit.

6.8	Revaluation of Letters of Credit

(a)	If any Letters of Credit are denominated in an Optional Currency, the Agent shall at six monthly intervals after the date of the Letter of Credit recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)	The Company shall, if requested by the Agent within five days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Revolving Facility Utilisations are prepaid to prevent the Base Currency Amount of the Revolving Facility Utilisations exceeding the Total Revolving Facility Commitments following any adjustment to a Base Currency Amount under paragraph (a) above.

7.	LETTERS OF CREDIT

7.1	Immediately payable

Subject to the terms of this Agreement, if a Letter of Credit or any amount outstanding under a Letter of Credit becomes immediately payable under this Agreement, the Borrower that requested the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2	Claims under a Letter of Credit

(a)	Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Company on its behalf) and which appears on its face to be in order (in this Clause 7, a claim).

(b)	The Relevant Borrower shall within five Business Days of demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

(c)	Each Borrower acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Borrower under this Clause will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3	Indemnities

(a)	The Relevant Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower.

(b)	Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)	If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) above and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender’s participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded.

(d)	The Borrower which requested (or on behalf of which the Company requested) a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit.

(e)	The obligations of each Lender under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)	The obligations of any Lender or Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit (provided that, in the case of any amendment to a Letter of Credit, the Company has agreed to such amendment) or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.4	Cash collateral by Non-Acceptable L/C Lender

(a)	If, at any time, a Lender under the Revolving Facility is a Non-Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling five Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of the outstanding amount of a Letter of Credit and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank.

(b)	The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under the Finance Documents by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)	Until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay to the Issuing Bank amounts due and payable to the Issuing Bank by the Non-Acceptable L/C Lender under the Finance Documents in respect of that Letter of Credit.

(d)	Each Lender under the Revolving Facility shall notify the Agent and the Parent:

(i)	on the Amendment and Restatement Date or on any later date on which it becomes such a Lender in accordance with Clause 2.2 (Increase) or Clause 33 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender,

and an indication in Schedule 1 (The Amendment and Restatement Date Parties), in a Transfer Certificate or in an Increase Confirmation to that effect will constitute a notice under paragraph (d)(i) above to the Agent and, upon delivery in accordance with Clause 33.6 (Copy of Transfer Certificate or Increase Confirmation to Company), to the Company.

(e)	Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)	If a Lender who has provided cash collateral in accordance with this Clause 7.4:

(i)	ceases to be a Non-Acceptable L/C Lender; and

(ii)	no amount is due and payable by that Lender in respect of a Letter of Credit,

that Lender may, at any time it is not a Non-Acceptable L/C Lender, by notice to the Issuing Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Letter of Credit (together with any accrued interest) standing to the credit of the relevant account held with the Issuing Bank be returned to it and the Issuing Bank shall pay that amount to the Lender within five Business Days after the request from the Lender (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

7.5	Cash cover by Borrower

(a)	If a Lender which is a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender) and the Issuing Bank notifies the Obligors’ Agent (with a copy to the Agent) that it requires the Borrower of the relevant Letter of Credit or proposed Letter of Credit to provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit and in the currency of that Letter of Credit then that Borrower shall do so within five Business Days after the notice is given.

(b)	Notwithstanding paragraph (d) of Clause 1.2 (Construction), the Issuing Bank may agree to the withdrawal of amounts up to the level of that cash cover from the account if:

(i)	it is satisfied that the relevant Lender is no longer a Non-Acceptable L/C Lender; or

(ii)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(iii)	an Increase Lender has agreed to undertake the obligations in respect of the relevant Lender’s L/C Proportion of the Letter of Credit.

(c)	To the extent that a Borrower has complied with its obligations to provide cash cover in accordance with this Clause 7.5, the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (d)(ii) of Clause 1.2 (Construction)). However, the relevant Borrower’s obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 22.5 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it complies with that obligation to provide cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)	The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to this Clause 7.5 and of any change in the amount of cash cover so provided.

8.	DOLLAR SWINGLINE FACILITY

8.1	General

(a)	Clause 4.2 (Further conditions precedent) and 4.3 (Conditions relating to Optional Currencies);

(b)	Clause 5 (Utilisation - Loans);

(c)	Clause 14 (Optional Currencies);

(d)	Clause 19 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;

(e)	Clause 20 (Interest Periods); and

(f)	Clause 21 (Changes to the Calculation of Interest),

do not apply to Dollar Swingline Loans.

8.2	Definitions

Any references in this Agreement to:

(a)	an “Interest Period” includes each period determined under this Agreement by reference to which interest on a Dollar Swingline Loan is calculated; and

(b)	a “Lender” includes a Dollar Swingline Lender unless the context otherwise requires.

8.3	Dollar Swingline Facility

Subject to the terms of this Agreement, the Dollar Swingline Lenders make available to the Borrowers a dollar swingline loan facility in an aggregate amount equal to the Total Dollar Swingline Commitments.

8.4	Purpose

Each Borrower shall apply all amounts borrowed by it under the Dollar Swingline Facility towards refinancing any note or other instrument maturing under a dollar commercial paper programme of a member of the Group. A Dollar Swingline Loan may not be borrowed to refinance (in whole or in part) a maturing Euro Swingline Loan and/or Dollar Swingline Loan.

9.	UTILISATION - DOLLAR SWINGLINE LOANS

9.1	Delivery of a Utilisation Request for Dollar Swingline Loans

(a)	A Borrower may utilise the Dollar Swingline Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	Each Utilisation Request for a Dollar Swingline Loan must be sent to the Agent to the address in New York notified by the Agent for this purpose, with a copy to its address referred to in Clause 40 (Notices).

9.2	Completion of a Utilisation Request for Dollar Swingline Loans

(a)	Each Utilisation Request for a Dollar Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower;

(ii)	it specifies that it is for a Dollar Swingline Loan;

(iii)	the proposed Utilisation Date is a New York Business Day within the Availability Period applicable to the Revolving Facility;

(iv)	the Dollar Swingline Loan is denominated in dollars;

(v)	the amount of the proposed Dollar Swingline Loan is an amount whose Base Currency Amount is not more than the Available Dollar Swingline Facility and is a minimum of US$25,000,000 or, if less, the Available Dollar Swingline Facility; and

(vi)	the proposed Interest Period:

(A)	does not overrun the Final Termination Date;

(B)	is a period of not more than five New York Business Days; and

(C)	ends on a New York Business Day.

(b)	Only one Dollar Swingline Loan may be requested in each Utilisation Request.

9.3	Dollar Swingline Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Dollar Swingline Lender shall make its participation in each Dollar Swingline Loan available through its Facility Office.

(b)	The Dollar Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(c)	The amount of each Dollar Swingline Lender’s participation in each Dollar Swingline Loan will be equal to the proportion borne by its Available Dollar Swingline Commitment to the Available Dollar Swingline Facility immediately prior to making the Dollar Swingline Loan, adjusted to take account of any limit applying under Clause 9.4 (Relationship with the Revolving Facility).

(d)	The Agent shall determine the Base Currency Amount of each Dollar Swingline Loan and notify each Dollar Swingline Lender of the amount of each Dollar Swingline Loan and its participation in that Dollar Swingline Loan in each case by the Specified Time.

9.4	Relationship with the Revolving Facility

(a)	This paragraph applies when a Dollar Swingline Loan is outstanding or is to be borrowed.

(b)	The Revolving Facility may be used by way of Dollar Swingline Loans. The Dollar Swingline Facility is not independent of the Revolving Facility.

(c)	Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Revolving Facility Loan or a Dollar Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation (and that of a Lender which is its Affiliate) in the Revolving Facility Loans, Dollar Swingline Loans and Euro Swingline Loans exceeding its Overall Commitment.

(d)	Where, but for the operation of paragraph (c) above, the Base Currency Amount of a Lender’s participation (and that of a Lender which is its Affiliate) in the Revolving Facility Loans, Dollar Swingline Loans and Euro Swingline Loans would have exceeded its Overall Commitment, the excess will be (to the extent possible without causing a similar excess for other Lenders) apportioned among the other Lenders participating in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until the Loan is apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.

9.5	Conditions of Assignment or transfer

Notwithstanding any other term of this Agreement, each Lender which has (or has an Affiliate which has) a Dollar Swingline Commitment shall ensure that at all times its Overall Commitment is not less than:

(a)	its Dollar Swingline Commitment or,

(b)	if it does not have a Dollar Swingline Commitment, the Dollar Swingline Commitment of a Lender which is its Affiliate.

10.	DOLLAR SWINGLINE LOANS

10.1	Repayment of Dollar Swingline Loans

(a)	Each Borrower that has drawn a Dollar Swingline Loan shall repay that Dollar Swingline Loan on the last day of its Interest Period.

(b)	If a Dollar Swingline Loan is not repaid in full on its due date, the Agent shall (if requested to do so in writing by any affected Dollar Swingline Lender) set a date (the “Dollar Swingline Loss Sharing Date”) on which payments shall be made between the Lenders to re-distribute the unpaid amount between them. The Agent shall give at least three Business Days notice to each affected Lender of the Dollar Swingline Loss Sharing Date and notify it of the amounts to be paid or received by it.

(c)	On the Dollar Swingline Loss Sharing Date each Lender must pay to the Agent its Dollar Swingline Proportion of the Dollar Swingline Unpaid Amount minus its (or its Affiliate’s) Unpaid Dollar Swingline Participation (if any). If this produces a negative figure for a Lender no amount need be paid by that Lender.

The “Dollar Swingline Proportion” of a Lender means the proportion borne by:

(i)	its Revolving Facility Commitment (or, if the Total Revolving Facility Commitments are then zero, its Revolving Facility Commitment immediately prior to their reduction to zero) minus the Base Currency Amount of its participation (or that of a Lender which is its Affiliate) in any outstanding Revolving Facility Loans, Dollar Swingline Loans and Euro Swingline Loans (but ignoring its (or its Affiliate’s) participation in the unpaid Dollar Swingline Loan): to

(ii)	the Total Revolving Facility Commitments (or, if the Total Revolving Facility Commitments are then zero, the Total Revolving Facility Commitments immediately prior to their reduction to zero) minus any outstanding Revolving Facility Loans, Dollar Swingline Loans and Euro Swingline Loans (but ignoring the unpaid Dollar Swingline Loan).

The “Dollar Swingline Unpaid Amount” means, in relation to a Dollar Swingline Loan, any principal not repaid and/or any interest accrued but unpaid on that Dollar Swingline Loan calculated from the Utilisation Date to the Dollar Swingline Loss Sharing Date.

The “Unpaid Dollar Swingline Participation” of a Lender means that part of the Dollar Swingline Unpaid Amount (if any) owed to that Lender (or its Affiliate) (before any re-distribution under this Clause 10.1 (Repayment of Dollar Swingline Loans)).

(d)	Out of the funds received by the Agent pursuant to paragraph (c) above the Agent shall pay to each Dollar Swingline Lender an amount equal to the Dollar Swingline Shortfall (if any) of that Dollar Swingline Lender where:

The “Dollar Swingline Shortfall” of a Dollar Swingline Lender is an amount equal to its Unpaid Dollar Swingline Participation minus its (or its Affiliate’s) Dollar Swingline Proportion of the Dollar Swingline Unpaid Amount.

(e)	If the amount actually received by the Agent from the Lenders is insufficient to pay the full amount of the Dollar Swingline Shortfall of all Dollar Swingline Lenders then the amount actually received will be distributed amongst the Dollar Swingline Lenders pro rata to the Dollar Swingline Shortfall of each Dollar Swingline Lender.

(f)

(i)	Upon a payment under this paragraph, the paying Lender will be subrogated to the rights of the Dollar Swingline Lenders which have shared in the payment received.

(ii)	If and to the extent the paying Lender is not able to rely on its rights under sub-paragraph (i) above, the relevant Borrower shall be liable to the paying Lender for a debt equal to the amount the paying Lender has paid under this paragraph.

(iii)	Any payment under this paragraph does not reduce the obligations in aggregate of any Obligor.

10.2	Voluntary Prepayment of Dollar Swingline Loans

(a)	The Borrower to which a Dollar Swingline Loan has been made may prepay at any time the whole of that Dollar Swingline Loan.

(b)	Unless a contrary indication appears in this Agreement, any part of the Dollar Swingline Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

10.3	Interest

(a)	The rate of interest on each Dollar Swingline Loan for any day during its Interest Period is the higher of:

(i)	the prime commercial lending rate in dollars announced by the Agent at the Specified Time and in force on that day; and

(ii)	0.50 per cent. per annum over the rate per annum determined by the Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day.

(b)	The Agent shall promptly notify the Dollar Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph (a) above.

(c)	If any day during an Interest Period is not a New York Business Day, the rate of interest on a Dollar Swingline Loan on that day will be the rate applicable to the immediately preceding New York Business Day.

(d)	Each Borrower shall pay accrued interest on each Dollar Swingline Loan made to it on the last day of its Interest Period.

10.4	Interest Period

(a)	Each Dollar Swingline Loan has one Interest Period only.

(b)	The Interest Period for a Dollar Swingline Loan must be selected in the relevant Utilisation Request.

10.5	Dollar Swingline Agent

(a)	The Agent may perform its duties in respect of the Dollar Swingline Facility through an Affiliate acting as its agent.

(b)	Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) pay to or indemnify the Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Agent or its Affiliate (other than by reason of the Agent’s or the Affiliate’s gross negligence or wilful misconduct) in acting as Agent for the Dollar Swingline Facility under the Finance Documents (unless the Agent or its Affiliate has been reimbursed by an Obligor pursuant to a Finance Document).

11.	EURO SWINGLINE FACILITY

11.1	General

(a)	Clause 4.2 (Further conditions precedent) and 4.3 (Conditions relating to Optional Currencies);

(b)	Clause 5 (Utilisation - Loans);

(c)	Clause 14 (Optional Currencies);

(d)	Clause 19 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;

(e)	Clause 20 (Interest Periods)

(f)	Clause 21 (Changes to the Calculation of Interest),

do not apply to Euro Swingline Loans.

11.2	Definitions

Any references in this Agreement to:

(a)	an “Interest Period” includes each period determined under this Agreement by reference to which interest on a Euro Swingline Loan is calculated; and

(b)	a “Lender” includes a Euro Swingline Lender unless the context otherwise requires.

11.3	Euro Swingline Facility

Subject to the terms of this Agreement, the Euro Swingline Lenders make available to the Borrowers a euro swingline loan facility in an aggregate amount equal to the Total Euro Swingline Commitments.

11.4	Purpose

Each Borrower shall apply all amounts borrowed by it under the Euro Swingline Facility towards refinancing any note or other instrument maturing under a euro commercial paper programme of a member of the Group. A Euro Swingline Loan may not be borrowed to refinance (in whole or in part) a maturing Euro Swingline Loan and/or Dollar Swingline Loan.

12.	UTILISATION - EURO SWINGLINE LOANS

12.1	Delivery of a Utilisation Request for Euro Swingline Loans

(a)	A Borrower may utilise the Euro Swingline Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	Each Utilisation Request for a Euro Swingline Loan must be sent to the Agent.

12.2	Completion of a Utilisation Request for Euro Swingline Loans

(a)	Each Utilisation Request for a Euro Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower;

(ii)	it specifies that it is for a Euro Swingline Loan;

(iii)	the proposed Utilisation Date is a day (other than a Saturday or Sunday) on which banks are open for general business in London, Brussels and in Luxembourg and which is within the Availability Period applicable to the Revolving Facility;

(iv)	the Euro Swingline Loan is denominated in euro;

(v)	the amount of the proposed Euro Swingline Loan is an amount whose Base Currency Amount is not more than the Available Euro Swingline Facility and is a minimum of €25,000,000 or, if less, the Available Euro Swingline Facility; and

(vi)	the proposed Interest Period:

(A)	does not overrun the Final Termination Date;

(B)	is a period of not more than five Business Days ; and

(C)	ends on a Business Day.

(b)	Only one Euro Swingline Loan may be requested in each Utilisation Request.

12.3	Euro Swingline Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Euro Swingline Lender shall make its participation in each Euro Swingline Loan available through its Facility Office.

(b)	The Euro Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(c)	The amount of each Euro Swingline Lender’s participation in each Euro Swingline Loan will be equal to the proportion borne by its Available Euro Swingline Commitment to the Available Euro Swingline Facility immediately prior to making the Euro Swingline Loan, adjusted to take account of any limit applying under Clause 12.4 (Relationship with the Revolving Facility).

(d)	The Agent shall determine the Base Currency Amount of each Euro Swingline Loan and notify each Euro Swingline Lender of the amount of each Euro Swingline Loan and its participation in that Euro Swingline Loan in each case by the Specified Time.

12.4	Relationship with the Revolving Facility

(a)	This paragraph applies when a Euro Swingline Loan is outstanding or is to be borrowed.

(b)	The Revolving Facility may be used by way of Euro Swingline Loans. The Euro Swingline Facility is not independent of the Revolving Facility.

(c)	Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Revolving Facility Loan or a Euro Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation (and that of a Lender which is its Affiliate) in the Revolving Facility Loans, Dollar Swingline Loans and Euro Swingline Loans exceeding its Overall Commitment.

(d)	Where, but for the operation of paragraph (c) above, the Base Currency Amount of a Lender’s participation (and that of a Lender which is its Affiliate) in the Revolving Facility Loans, Dollar Swingline Loans and Euro Swingline Loans would have exceeded its Overall Commitment, the excess will be (to the extent possible without causing a similar excess for other Lenders) apportioned among the other Lenders participating in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until the Loan is apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.

12.5	Conditions of Assignment or transfer

Notwithstanding any other term of this Agreement, each Lender which has (or an Affiliate which has) a Euro Swingline Commitment shall ensure that at all times its Overall Commitment is not less than:

(a)	its Euro Swingline Commitment or,

(b)	if it does not have a Euro Swingline Commitment, the Euro Swingline Commitment of a Lender which is its Affiliate.

13.	EURO SWINGLINE LOANS

13.1	Repayment of Euro Swingline Loans

(a)	Each Borrower that has drawn a Euro Swingline Loan shall repay that Euro Swingline Loan on the last day of its Interest Period.

(b)	If a Euro Swingline Loan is not repaid in full on its due date, the Agent shall (if requested to do so in writing by any affected Euro Swingline Lender) set a date (the “Euro Swingline Loss Sharing Date”) on which payments shall be made between the Lenders to re-distribute the unpaid amount between them. The Agent shall give at least three Business Days notice to each affected Lender of the Euro Swingline Loss Sharing Date and notify it of the amounts to be paid or received by it.

(c)	On the Euro Swingline Loss Sharing Date each Lender must pay to the Agent its Euro Swingline Proportion of the Euro Swingline Unpaid Amount minus its (or its Affiliate’s) Unpaid Euro Swingline Participation (if any). If this produces a negative figure for a Lender no amount need be paid by that Lender.

The “Euro Swingline Proportion” of a Lender means the proportion borne by:

(i)	its Revolving Facility Commitment (or, if the Total Revolving Facility Commitments are then zero, its Revolving Facility Commitment immediately prior to their reduction to zero) minus the Base Currency Amount of its participation (or that of a Lender which is its Affiliate) in any outstanding Revolving Facility Loans, Dollar Swingline Loans and Euro Swingline Loans (but ignoring its (or its Affiliate’s) participation in the unpaid Euro Swingline Loan): to

(ii)	the Total Revolving Facility Commitments (or, if the Total Revolving Facility Commitments are then zero, the Total Revolving Facility Commitments immediately prior to their reduction to zero) minus any outstanding Revolving Facility Loans, Dollar Swingline Loans and Euro Swingline Loans (but ignoring the unpaid Euro Swingline Loan).

The “Euro Swingline Unpaid Amount” means, in relation to a Euro Swingline Loan, any principal not repaid and/or any interest accrued but unpaid on that Euro Swingline Loan calculated from the Utilisation Date to the Euro Swingline Loss Sharing Date.

The “Unpaid Euro Swingline Participation” of a Lender means that part of the Euro Swingline Unpaid Amount (if any) owed to that Lender (or its Affiliate) (before any re-distribution under this Clause 13.1 (Repayment of Euro Swingline Loans)).

(d)	Out of the funds received by the Agent pursuant to paragraph (c) above the Agent shall pay to each Euro Swingline Lender an amount equal to the Euro Swingline Shortfall (if any) of that Euro Swingline Lender where:

The “Euro Swingline Shortfall” of a Euro Swingline Lender is an amount equal to its Unpaid Euro Swingline Participation minus its (or its Affiliate’s) Euro Swingline Proportion of the Euro Swingline Unpaid Amount.

(e)	If the amount actually received by the Agent from the Lenders is insufficient to pay the full amount of the Euro Swingline Shortfall of all Euro Swingline Lenders then the amount actually received will be distributed amongst the Euro Swingline Lenders pro rata to the Euro Swingline Shortfall of each Euro Swingline Lender.

(f)

(i)	Upon a payment under this paragraph, the paying Lender will be subrogated to the rights of the Euro Swingline Lenders which have shared in the payment received.

(ii)	If and to the extent the paying Lender is not able to rely on its rights under sub-paragraph (i) above, the relevant Borrower shall be liable to the paying Lender for a debt equal to the amount the paying Lender has paid under this paragraph.

(iii)	Any payment under this paragraph does not reduce the obligations in aggregate of any Obligor.

13.2	Voluntary Prepayment of Euro Swingline Loans

(a)	The Borrower to which a Euro Swingline Loan has been made may prepay at any time the whole of that Euro Swingline Loan.

(b)	Unless a contrary indication appears in this Agreement, any part of the Euro Swingline Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

13.3	Interest on Euro Swingline Loans

(a)	The rate of interest on each Euro Swingline Loan for any day during its Interest Period is the percentage rate per annum which is the aggregate of:

(i)	the Margin (as applicable to a Revolving Facility Utilisation); and

(ii)	Overnight LIBOR.

(b)	The Agent shall promptly notify the Euro Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph (a) above.

(c)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Euro Swingline Loan.

(d)	If any day during an Interest Period is not a Business Day, the rate of interest on a Euro Swingline Loan on that day will be the rate applicable to the immediately preceding Business Day.

(e)	Each Borrower shall pay accrued interest on each Euro Swingline Loan made to it on the last day of its Interest Period.

13.4	Unavailability of Screen Rate – Euro Swingline Facility

(a)	If no Screen Rate is available for Overnight LIBOR for any day the applicable Overnight LIBOR for that day shall be the most recent applicable Screen Rate which is as of a day which is no more than 1 day before that day.

(b)	If paragraph (a) above applies and there is no applicable Screen Rate which is as of a day which is no more than 1 day before that day the applicable Overnight LIBOR for that day shall be the Reference Bank Rate for that day.

(c)	If paragraph (b) above applies but no Reference Bank Rate is available for that day there shall be no Overnight LIBOR for that day and Clause 13.6 (Cost of funds - Euro Swingline Facility) shall apply.

13.5	Calculation of Reference Bank Rate – Euro Swingline Facility

(a)	Subject to paragraph (b) below, if Overnight LIBOR is to be determined on the basis of a Reference Bank Rate for a day but a Reference Bank does not supply a quotation by midday (Brussels time) on that day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Business Day which immediately follows that day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that day.

13.6	Cost of funds – Euro Swingline Facility

(a)	If this Clause 13.6 applies, the rate of interest on the relevant Euro Swingline Loan for the relevant day shall be the percentage rate per annum which is the sum of:

(i)	the Margin (as applicable to a Revolving Facility Utilisation); and

(ii)	the weighted average of the rates notified to the Agent by each Euro Swingline Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Euro Swingline Loan, to be that which expresses as a percentage rate per annum the cost to the relevant Euro Swingline Lender of funding its participation in that Euro Swingline Loan for that day from whatever source it may reasonably select.

(b)

If this Clause 13.6 applies but any Euro Swingline Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Euro

Swingline Lenders. For the avoidance of doubt (but without prejudice to the rest of this Clause 13.6), no Lender will be under an obligation to supply a quotation.

(c)	The rate of interest payable on any relevant Euro Swingline Loan pursuant to paragraph (a) above shall be allocated by the Agent between the Euro Swingline Lenders as follows:

(i)	in respect of the share in that Euro Swingline Loan of any Euro Swingline Lender which has supplied a rate to the Agent under paragraph (a)(ii) above, in an amount equal to the Margin (as applicable to a Revolving Facility Utilisation) plus the rate notified to the Agent by that Swingline Lender; and

(ii)	in respect of the share in that Euro Swingline Loan of any Euro Swingline Lender which has not supplied a rate to the Agent under paragraph (a)(ii) above, in an amount equal to the Margin (as applicable to a Revolving Facility Utilisation) plus the weighted average of the rates notified to the Agent by the Euro Swingline Lenders which have supplied a rate in respect of that Euro Swingline Loan.

13.7	Interest Period

(a)	Each Euro Swingline Loan has one Interest Period only.

(b)	The Interest Period for a Euro Swingline Loan must be selected in the relevant Utilisation Request.

13.8	Euro Swingline Agent

(a)	The Agent may perform its duties in respect of the Euro Swingline Facility through an Affiliate acting as its agent.

(b)	Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) pay to or indemnify the Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Agent or its Affiliate (other than by reason of the Agent’s or the Affiliate’s gross negligence or wilful misconduct) in acting as Agent for the Euro Swingline Facility under the Finance Documents (unless the Agent or its Affiliate has been reimbursed by an Obligor pursuant to a Finance Document).

13.9	Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 13.

14.	OPTIONAL CURRENCIES

14.1	Selection of currency

The Relevant Borrower (or the Company on its behalf) shall select the currency of a Revolving Facility Utilisation in a Utilisation Request.

14.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the Relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 14.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

14.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

15.	REPAYMENT

(a)	Subject to paragraph (c) below, the Relevant Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to the Relevant Borrower’s obligation under paragraph (a) above, if one or more Revolving Facility Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 14.2 (Unavailability of a currency)); and

(iii)	for the purpose of refinancing the maturing Revolving Facility Loan, the Agent will apply the new Revolving Facility Loans in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(1)	the Relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(2)	each Lender’s participation (if any) in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Revolving Facility Loan and that Lender will not be required to make its participation in the new Revolving Facility Loans available in cash; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(1)	the Relevant Borrower will not be required to make any payment in cash; and

(2)	each Lender will be required to make its participation in the new Revolving Facility Loans available in cash only to the extent that its participation (if any) in the new Revolving Facility Loans exceeds that Lender’s participation (if any) in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)	At any time a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Final Termination Date and will be treated as separate Loans (the “Separate Loans”), denominated in the currency in which the relevant participations are outstanding.

(d)	A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving three Business Days’ prior written notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)	Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan.

(f)	The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

16.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

16.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company of such notice, that Lender shall be immediately released from its obligations to participate in any Utilisations; and

(c)	by written notice to the Agent, that Lender may:

(i)	cancel its Commitment, and such Commitment shall be immediately cancelled upon the Agent notifying the Company of such notice; and/or

(ii)	require prepayment of its participation in the Utilisations, and the Relevant Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

16.2	Illegality in relation to Issuing Bank

If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Issuing Bank shall not be obliged to issue any Letter of Credit;

(c)	the Company shall procure that the Relevant Borrower shall use all reasonable endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time.

16.3	Voluntary cancellation

(a)	The Relevant Borrower may, if it gives the Agent not less than three Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$10,000,000) of an Available Facility. Any cancellation under this Clause 16.3 shall reduce the Commitments of the Lenders rateably under that Facility.

(b)	Without prejudice to Clauses 9.5 (Conditions of Assignment or transfer) and 12.5 (Conditions of Assignment or transfer) but otherwise notwithstanding any other provision of this Agreement, if the Revolving Facility Commitment of a Lender which has (or has an Affiliate which has) a Dollar Swingline Commitment or Euro Swingline Commitment (such Lender, a “Swingline Lender”) would otherwise be reduced to an amount which is exceeded by the aggregate of that Swingline Lender’s Dollar Swingline Commitment and Euro Swingline Commitment, there will be an automatic cancellation of that Swingline Lender’s Dollar Swingline Commitment and/or Euro Swingline Commitment to the extent required to reduce that excess to zero. For these purposes (i) the Euro Swingline Commitment of a Swingline Lender shall be notionally converted into the Base Currency on the date of the relevant reduction of Revolving Facility Commitments at the Agent’s Spot Rate of Exchange on that date and (ii) if a reduction of a Swingline Lender’s Dollar Swingline Commitments and Euro Swingline Commitments is required as a result of the operation of this paragraph (b), such reduction shall be applied pro rata to the respective amounts of the Dollar Swingline Commitments and Euro Swingline Commitments of the relevant Swingline Lender (notionally converting into the Base Currency any Euro Swingline Commitments in accordance with sub-paragraph (i) above).

16.4	Voluntary prepayment of Revolving Facility Utilisations

A Borrower to which a Revolving Facility Utilisation has been made may, if it or the Company gives the Agent not less than three Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Utilisation by a minimum amount of US$25,000,000).

16.5	Right of cancellation and repayment in relation to a single Lender or Issuing Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 23.2 (Tax gross-up); or

(ii)	any Lender or Issuing Bank claims indemnification from the Company or an Obligor under Clause 23.3 (Tax indemnity) or Clause 24.1 (Increased costs),

the Relevant Borrower may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice:

(A)	(if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or

(B)	(if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), the Relevant Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

16.6	Right of cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent notice of cancellation of each Available Commitment of that Lender.

(b)	On receipt of a notice referred to in paragraph (a) above, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

17.	MANDATORY PREPAYMENT

Upon:

(a)	the occurrence of a Change of Control; or

(b)	a Sale:

(i)	the Company shall notify the Agent upon becoming aware of such Change of Control or Sale;

(ii)	after such notice, a Lender shall not be obliged to fund any Utilisation (other than a Rollover Loan);

(iii)	any Lender may, by not less than thirty (30) days’ written notice to the Agent, cancel its undrawn Commitment and require repayment of its participation in the Utilisations, together with accrued interest thereon and all other amounts owed to it under the Finance Documents; and

(iv)	the Company shall procure that the Relevant Borrower repay any Lender which delivers a notice to the Agent pursuant to paragraph (iii) above on the date falling thirty (30) days after receipt by the Agent of such notice, provided that paragraphs (ii), (iii) and (iv) above shall only become effective with respect to a Change of Control, if the Shareholders’ Approval has been obtained and an extract of the resolution containing the Shareholders’ Approval has been duly filed with the clerk of the relevant commercial court in accordance with article 556 of the Belgian Companies Code.

18.	RESTRICTIONS

18.1	Notices of Cancellation or Prepayment

Any notice of cancellation or prepayment given by any Party under Clause 16 (Illegality, Voluntary Prepayment and Cancellation) shall (subject to the terms thereof) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

18.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

18.3	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

18.4	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

18.5	No reinstatement of Commitments

Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

18.6	Agent’s receipt of Notices

If the Agent receives a notice under Clause 16 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate.

19.	INTEREST

19.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR.

19.2	Payment of interest

The Relevant Borrower shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

19.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 19.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

19.4	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the Relevant Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Relevant Borrower of each Funding Rate relating to a Loan.

20.	INTEREST PERIODS

20.1	Selection of Interest Periods and Terms

(a)	The Relevant Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)	Subject to this Clause 20, a Borrower (or the Company) may select an Interest Period of one week, one Month, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders).

(c)	An Interest Period for a Loan shall not extend beyond the Final Termination Date.

(d)	A Revolving Facility Loan has one Interest Period only.

20.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

21.	CHANGES TO THE CALCULATION OF INTEREST

21.1	Unavailability of Screen Rate

(a)	Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Shortened Interest Period: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR, for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable LIBOR or EURIBOR for that shortened Interest Period shall be determined pursuant to the relevant definition.

(c)	Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for LIBOR or, if applicable EURIBOR, for:

(i)	the currency of that Loan; or

(ii)	the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR or EURIBOR shall be the Historic Screen Rate for that Loan.

(d)	Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan.

(e)	Reference Bank Rate: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and the applicable LIBOR or EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(f)	Cost of funds: If paragraph (e) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR for that Loan and Clause 21.4 (Cost of funds) shall apply to that Loan for that Interest Period.

21.2	Calculation of Reference Bank Rate

(a)	Subject to paragraph (b) below, if LIBOR or EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

21.3	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 30 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select for the relevant currency would be in excess of LIBOR or, if applicable, EURIBOR then Clause 21.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

21.4	Cost of funds

(a)	If this Clause 21.4 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event within 3 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 10 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	If this Clause 21.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 21.4 applies but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders. For the avoidance of doubt (but without prejudice to the rest of this Clause 21.4), no Lender will be under an obligation to supply a quotation.

(e)	The rate of interest payable on any relevant Loan pursuant to paragraph (a) above shall be allocated by the Agent between the Lenders as follows:

(i)	in respect of the share in that Loan of any Lender which has supplied a rate to the Agent under paragraph (a)(ii) above, in an amount equal to the Margin plus the rate notified to the Agent by that Lender; and

(ii)	in respect of the share in that Loan of any Lender which has not supplied a rate to the Agent under paragraph (a)(ii) above, in an amount equal to the Margin plus the weighted average of the rates notified to the Agent by the Lenders which have supplied a rate in respect of that Loan.

21.5	Break Costs

(a)	The Relevant Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

22.	FEES

22.1	Commitment fee

The Company or ABIWW shall pay to the Agent (for the account of each Lender) a fee in the Base Currency in respect of each Lender’s Available Commitment under the Revolving Facility from (and excluding) the Amendment and Restatement Date until the end of the relevant Availability Period, computed at the rate of 35 per cent. of the applicable Margin from time to time on the Revolving Facility, payable quarterly in arrear during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the Revolving Facility at the time a full cancellation is effective.

22.2	Utilisation fee

(a)	In respect of each day for which, at any time, the amount of outstanding Revolving Facility Utilisations is equal to or less than 33 1⁄3 per cent. of the Total Revolving Facility Commitments, the Borrower shall pay to the Agent for the account of each Lender a utilisation fee on such Lender’s portion of the Revolving Facility Utilisations calculated at the rate of 0.075 per cent. per annum and payable in arrear on the last day of each Interest Period under the Revolving Facility;

(b)	In respect of each day for which, at any time, the amount of outstanding Revolving Facility Utilisations exceeds 33 1⁄3 per cent. of and is equal to or less than 66 2⁄3 per cent. of the Total Revolving Facility Commitments, the Borrower shall pay to the Agent for the account of each Lender a utilisation fee on such Lender’s portion of the Revolving Facility Utilisations calculated at the rate of 0.15 per cent. per annum and payable in arrear on the last day of each Interest Period under the Revolving Facility; and

(c)	In respect of each day for which, at any time, the amount of outstanding Revolving Facility Utilisations exceeds 66 2⁄3 per cent. of the Total Revolving Facility Commitments, the Borrower shall pay to the Agent for the account of each Lender an additional utilisation fee on such Lender’s portion of the Revolving Facility Utilisations calculated at the rate of 0.30 per cent. per annum and payable in arrear on the last day of each Interest Period under the Revolving Facility.

22.3	Arrangement fee

The Company or ABIWW shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

22.4	Agency fee

The Company or ABIWW shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

22.5	Fees payable in respect of Letters of Credit

(a)	The Company or the Relevant Borrower shall pay to the Agent (for the account of each Lender with a L/C Proportion in the relevant Letter of Credit) a Letter of Credit fee in the Base Currency (computed at the rate equal to the Margin applicable to a Revolving Facility Loan) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

(b)	Each Relevant Borrower shall pay to the Issuing Bank a fronting fee at the rate of 0.125% per annum on the outstanding amount which is counter-indemnified by the other Lenders of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.

(c)	The accrued fronting fee and Letter of Credit fee on a Letter of Credit shall be payable on the last day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. The accrued fronting fee and Letter of Credit fee is also payable on the cancelled amount of any Lender’s Revolving Facility Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letter of Credit is prepaid or repaid in full.

23.	TAX GROSS-UP AND INDEMNITIES

23.1	Definitions

(a)	In this Agreement:

“Belgian Qualifying Lender” means a Lender which is beneficially entitled to receive any interest payment made in respect of a Loan by a Belgian Obligor without a Tax Deduction due to being:

(i)	a company resident in Belgium for tax purposes or acting through a Facility Office established in Belgium to which the relevant Loan under a Finance Document is effectively connected

(ii)	a credit institution within the meaning of article 105, 1°, a) of the Royal Decree implementing the Belgian Income Tax Code, which is a company resident for tax purposes in Belgium or which is acting through a Facility Office established in Belgium;

(iii)	a credit institution within the meaning of article 107, §2, 5, a), second dash of the Royal Decree implementing the Belgian Income Tax Code which is acting through its head office and which is resident for tax purposes in a member state of the European Economic Area or in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether such agreement provides an exemption from tax imposed by Belgium);

(iv)	a credit institution within the meaning of article 107, §2, 5, a), second dash of the Royal Decree implementing the Belgian Income Tax Code, that is acting through a Facility Office which is located in a member state of the European Economic Area or in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether or not the double taxation agreement makes provision for exemption from tax imposed by Belgium); or

(v)	a Treaty Lender.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender beneficially entitled to interest payable to that Lender in respect of a Loan made under the Finance Documents and which is:

(i)	in respect of a Belgian Obligor, a Belgian Qualifying Lender;

(ii)	in respect of a Borrower tax resident in U.S., a US Qualifying Lender; or

(iii)	a Treaty Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 23.2 (Tax gross-up) or a payment under Clause 23.3 (Tax indemnity).

“Treaty Lender” means in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from an Obligor that is tax resident in such jurisdiction or that has a permanent establishment in such jurisdiction to which the advances under the Finance Documents are effectively connected without a Tax Deduction (subject to the completion of any necessary procedural formalities).

“US Qualifying Lender” means a Lender which is:

(i)	a “United States person” within the meaning of Section 7701(a)(30) of the Code, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-9 (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its status as a “United States person”; or

(ii)	a Treaty Lender with respect to the United States of America, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its entitlement to receive such payments without any such deduction or withholding under the applicable double taxation treaty; or

(iii)	entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income Taxes either as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the United States or under the portfolio interest exemption, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of either (A) IRS Form W-8ECI (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender of a trade or business within the United States or (B) IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form)either directly or under cover of IRS Form W-8IMY (or any successor form) claiming exemption from withholding in respect of payments made pursuant to the Finance Documents under the portfolio interest exemption and a statement certifying that such Lender is not a person described in Section 871(h)(3)(B) or Section 881(c)(3) of the Code or (C) such other applicable form prescribed by the IRS certifying as to such Lender’s entitlement to exemption from United States withholding tax with respect to all payments to be made to such Lender under the Finance Documents.

For purposes of paragraphs (i), (ii) and (iii) above, in the case of a Lender that is not treated as the beneficial owner of the payment (or a portion thereof) under Chapter 3 and related provisions (including Sections 871, 881, 3406, 6041, 6045 and 6049) of the Code, the term “Lender” shall mean the person who is so treated as the beneficial owner of the payment (or portion thereof).

(b)	Unless a contrary indication appears, in this Clause 23 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

23.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Company and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor or the Agent, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by Belgium, Luxembourg or the United States from a payment of interest on a Loan, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority;

(ii)	the relevant Lender is a Qualifying Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below; or

(iii)	such Tax Deduction is required in respect of the Luxembourg law(s) implementing the EU Savings Directive (Council Directive 2003/48/EC) and several agreements entered into between Luxembourg and some EU dependent and associated territories or the Luxembourg law of 23 December 2005.

(e)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)	A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation or to be allowed under the applicable law to make that payment without a Tax Deduction to make that payment without a Tax Deduction.

23.3	Tax indemnity

(a)	The Company or ABIWW shall (within ten Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the transactions occurring under such Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 23.2 (Tax gross-up);

(B)	would have been compensated for by an increased payment under Clause 23.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 23.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 23.3, notify the Agent.

23.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

23.5	Stamp taxes

The Company or ABIWW shall pay and, within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document except for any such Tax payable in connection with the entry into a Transfer Certificate and, with respect to Luxembourg registration duties (droits d’enregistrement), any Luxembourg tax payable due to a registration of a Finance Document when such registration is not required to maintain or preserve the rights of any Finance Party.

23.6	Value added tax

(a)	All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party), or where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by articles 44 and 196 of the European Directive 2006/112/EC (replacing European Directive 77/388/EC) and any relevant tax provisions of the jurisdiction in which such Party receives such supply (in which case no amount equal to the amount of VAT will be due to the Finance Party).

(b)	If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay (as the case may be) to the Recipient or to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

23.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a U.S. Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Original Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a U.S Tax Obligor on a Transfer Date or date on which an increase in Commitments take effect pursuant to Clause 2.2 (Increase) and the relevant Lender is a New Lender or an Increase Lender or an Additional Commitment Lender, the relevant Transfer Date or date on which an increase in Commitments take effect pursuant to Clause 2.2 (Increase);

(iii)	the date a new U.S. Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a U.S. Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

23.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

24.	INCREASED COSTS

24.1	Increased costs

(a)	Subject to Clause 24.3 (Exceptions) the Company or ABIWW shall, within ten Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

24.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 24.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

24.3	Exceptions

(a)	Clause 24.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 23.3 (Tax indemnity) (or would have been compensated for under Clause 23.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 23.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 24.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 23.1 (Definitions).

25.	OTHER INDEMNITIES

25.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within ten Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

25.2	Other indemnities

The Company or ABIWW shall (or shall procure that an Obligor will), within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 37 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)	issuing or making arrangements to issue a Letter of Credit requested by the Company or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement; or

(e)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

25.3	Indemnity to the Agent

The Company or ABIWW shall within ten Business Days of demand indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 38.10 (Change of currency); or

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

26.	MITIGATION BY THE LENDERS

26.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 16.1 (Illegality) (or, in respect of the Issuing Bank, Clause 16.2 (Illegality in relation to Issuing Bank)), Clause 23 (Tax Gross-up and Indemnities) or Clause 24 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

26.2	Limitation of liability

(a)	The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 26.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 26.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

27.	COSTS AND EXPENSES

27.1	Transaction expenses

The Company or ABIWW shall within ten Business Days of demand pay the Agent, the Arrangers and the Issuing Bank the amount of all costs and expenses (including legal fees subject to any agreement on legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

27.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 38.10 (Change of currency), the Company shall, within ten Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

27.3	Enforcement and preservation costs

The Company or ABIWW shall, within ten Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of or the preservation of any rights under any Finance Document.

28.	GUARANTEE AND INDEMNITY

28.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

28.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

28.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

28.4	Waiver of defences

The obligations of each Guarantor under this Clause 28 will not be affected by an act, omission, matter or thing which, but for this Clause 28, would reduce, release or prejudice any of its obligations under this Clause 28 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

28.5	Guarantor Intent

Without prejudice to the generality of Clause 28.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

28.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 28. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

28.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 28.

28.8	Deferral of Guarantors’ rights

Without prejudice to the obligations of the Company under the Parent Contribution Agreement, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents (other than pursuant to the Parent Contribution Agreement):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights (other than pursuant to the Parent Contribution Agreement) it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 38 (Payment Mechanics) of this Agreement.

28.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

28.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

28.11	Guarantee limitations

(a)	Notwithstanding any other provisions of this Agreement, the maximum aggregate liability of Brandbrew and Brandbev respectively pursuant to this Clause 28 and as a guarantor under the Other Guaranteed Facilities shall not exceed an amount equal to the aggregate of (without double counting):

(i)	the aggregate amount of all moneys received by Brandbrew and Brandbev respectively and their respective Subsidiaries as a borrower or issuer under this Agreement and the Other Guaranteed Facilities;

(ii)	the aggregate amount of all outstanding intercompany loans made to Brandbrew and Brandbev respectively and their respective Subsidiaries by other members of the Group which have been directly or indirectly funded using the proceeds of borrowings under this Agreement or the Other Guaranteed Facilities; and

(iii)	an amount equal to 100% of the greater of:

(A)	the sum of Brandbrew and Brandbev’s respective own capital (capitaux propres) and subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (ii) above) (both as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the trade and companies register and the accounting and annual accounts of undertakings, as amended (the “Luxembourg Law of 2002”)) as reflected in the most recent annual accounts approved by the competent organ of Brandbrew and Brandbev respectively (as audited by its réviseur d’entreprises (external auditor), if required by law); and

(B)	the sum of Brandbrew and Brandbev’s respective own capital (capitaux propres) and subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (ii) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its filed annual accounts available as at the Amendment and Restatement Date.

(b)	For the avoidance of doubt, the limitation referred to in paragraph (a) above shall not apply to the guarantee by Brandbrew or Brandbev of any obligations owed by their respective Subsidiaries under the Finance Document or under any Other Guaranteed Facilities.

(c)	In addition to the limitation referred to in paragraph (a) above, the obligations and liabilities of Brandbrew and Brandbev under this Agreement or under any Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to Brandbrew or Brandbev respectively.

(d)	Each of Brandbrew and Brandbev hereby expressly accepts and confirms, for the purposes of article 1281 of the Luxembourg civil code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of this Agreement, the guarantee given under this Agreement shall be preserved for the benefit of any new Lender and Brandbrew and Brandbev hereby accept and confirm the aforementioned.

(e)	Notwithstanding any term or provision of this Clause 28 or any other term in this Agreement or any Finance Document, each Finance Party agrees that each U.S. Guarantor’s liability under this Clause 28, without the requirement of amendment or any other formality, be limited to a maximum aggregate amount equal to the largest amount that would not render its liability hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provision of comparable state law.

28.12	Additional Guarantor limitations

The obligations of any Additional Guarantor under this Clause 28 are subject to any limitations set out in the Accession Letter pursuant to which that Additional Guarantor becomes a party to this Agreement.

29.	REPRESENTATIONS

29.1	General

Save for the representations and warranties in Clauses 29.16 (Sanctions) and 29.17 (Anti-corruption), which are made only by the Company on the Amendment and Restatement Date, each Obligor makes the representations and warranties set out in this Clause 29 to each Finance Party on the date of this Agreement, save for the representation given in Clause 29.10 (Financial statements) with respect to the Original Financial Statements which shall be made on the date they are delivered.

29.2	Status

(a)	It is a corporation, partnership (whether or not having separate legal personality) or other corporate body duly incorporated or organised and validly existing under the law of its jurisdiction of incorporation or organisation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted in all material respects.

29.3	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document, to which it is a party are legal, valid, binding and enforceable obligations.

29.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any Obligor or Material Subsidiary; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent which would reasonably be expected to have a Material Adverse Effect.

29.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

29.6	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

29.7	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation or organisation.

(b)	Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation or organisation.

29.8	No default

(a)	Save as otherwise notified to the Agent, no Default is continuing or would reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under (i) any other agreement or instrument which is binding on it or any of its Subsidiaries or (ii) to which its (or any of its Subsidiaries’) assets are subject which, in either case, would reasonably be expected to have a Material Adverse Effect.

29.9	No misleading information

(a)	Any written factual information (which for this purpose excludes any projections or forward looking statements) regarding the Company or its Subsidiaries (as at the date of this Agreement) provided to the Arrangers by or on behalf of the Company or any other member of the Group in connection with the Facilities (the “Information”) is true and accurate in all material respects as at the date it is provided or as at the date (if any) at which it is stated and when taken as a whole.

(b)	Nothing has occurred or been omitted and no information has been given or withheld that results in the Information, taken as a whole, being untrue or misleading in any material respect.

(c)	Any projections contained in the Information have been prepared in good faith on the basis of recent historical information and on the basis of assumptions believed by the preparer to be reasonable as at the time such assumptions were made, it being understood that projections are as to future events and are not to be viewed as facts.

29.10	Financial statements

(a)	The Company’s Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)	The Company’s Original Financial Statements fairly represent its consolidated financial condition and operations during the relevant financial year.

29.11	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in any relevant jurisdiction.

29.12	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which would reasonably be expected to have a Material Adverse Effect, have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

29.13	ERISA and Multiemployer Plans

(a)	With respect to any Plan, no ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur that has resulted in or would reasonably be expected to have a Material Adverse Effect.

(b)	To the best of the knowledge and belief of the relevant Obligors, (i) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the IRS by any Obligor or ERISA Affiliate with respect to any Plan and furnished to the Agent is not incomplete or inaccurate in any respects which would reasonably be expected to have a Material Adverse Effect and does not unfairly present the funding status of such Plan to the extent which would reasonably be expected to have a Material Adverse Effect, and (ii) since the date of such Schedule B, there has been no change in such funding status which would reasonably be expected to have a Material Adverse Effect.

(c)	Neither any U.S. Obligor nor any ERISA Affiliate has incurred or, so far as the relevant Obligors are aware, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which has or would reasonably be expected to have a Material Adverse Effect.

(d)

Neither any Obligor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or has been terminated, within the meaning of Title IV of ERISA, and, so far as the relevant Obligors are aware, no such Multiemployer Plan is reasonably expected to be in reorganisation or to be terminated, within the meaning of Title IV of ERISA, in each case and to the extent that such reorganisation or termination would reasonably be expected to have a Material Adverse Effect.

(e)	The Obligors and their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan and Multiemployer Plan, except for failures to so comply which would not reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Plan or Multiemployer Plan which would reasonably be expected to result in the incurrence by any Obligor or any ERISA Affiliate of any liability, fine or penalty which would reasonably be expected to have a Material Adverse Effect.

(f)	No assets of an Obligor constitute the assets of any Plan within the meaning of the U.S. Department of Labor Regulation § 2510.3-101 to an extent which would reasonably be expected to have a Material Adverse Effect.

29.14	Investment Companies

Neither the Company nor any Borrower is registered, or is required to be registered, as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

29.15	Federal Regulations

The use of the proceeds of each Utilisation in accordance with the terms of this Agreement does not violate Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System of the United States.

29.16	Sanctions

(a)	Neither it nor any Obligor is (i) currently a designated target of any Sanctions or (ii) organised or resident in a Sanctioned Country.

(b)	In relation to a Sanctioned Country in which it (or an Obligor) is operating or conducting any business, it (or the relevant Obligor) is conducting such business in compliance with the Sanctions applicable to that Sanctioned Country in all material respects.

(c)	It has instituted and maintains policies and procedures designed to promote compliance by the Group with Sanctions applicable to the Group and the Group’s business.

(d)

In relation to each Finance Party which notifies the Agent in writing that it is a “Restricted Finance Party” for the purposes of this Clause 29.16, the representations made in this Clause 29.16 shall only apply for the benefit of that Restricted Finance Party to the extent that the sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with Section 7 Foreign Trade And Payments Rules (AWV) (Außenwirtschaftsverordnung) (in connection with

Section 4 paragraph 1 a no. 3 German Foreign Trade and Payments Act (AWG) (Außenwirtschaftsgesetz) or a similar anti-boycott statute). In connection with any amendment, waiver, determination or direction relating to any part of this Clause 29.16 of which a Restricted Finance Party does not have the benefit, the commitments of that Restricted Finance Party (to the extent that it is a Lender) will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

29.17	Anti-corruption

It is the policy of the Company to conduct its business in compliance with all applicable anti-money laundering and Anti-Corruption Laws in all material respects and it has instituted and maintains policies and procedures designed to promote and achieve compliance with such laws across the Group.

29.18	Times when representations made

(a)	All the representations and warranties in this Clause 29 are made by each Original Obligor on the date of this Agreement save for the representation given in Clause 29.10 (Financial statements) with respect to the Original Financial Statements which shall be made on the date they are delivered.

(b)	The representations and warranties in Clauses 29.16 (Sanctions) and 29.17 (Anti-corruption) are made by the Company only and only on the Amendment and Restatement Date.

(c)	The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.

(d)	The Repeating Representations are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

30.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 30 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

30.1	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)	if requested by the Agent on behalf of a Finance Party in respect of a financial year of each Obligor, as soon as the same become available, but in any event not later than 270 days after the end of that financial year, the audited annual financial statements of that Obligor, provided it prepares audited annual financial statements; and

(c)	as soon as the same become available, but in any event not later than 30 September in each financial year, its unaudited consolidated financial statements for the six Month period ending 30 June in that financial year.

30.2	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Company pursuant to Clause 30.1 (Financial statements) shall be certified by a director or the chief financial officer or two authorised signatories of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up (unless, in the case of financial statements delivered by the Company pursuant to paragraph (b) of Clause 30.1 (Financial statements), expressly disclosed to the Agent in writing to the contrary).

(b)	The Company shall procure that each set of financial statements delivered pursuant to paragraphs (a) and (c) of Clause 30.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Company unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors deliver to the Agent a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Company’s Original Financial Statements were prepared. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

30.3	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Company to its shareholders generally (or any class of them generally) or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request subject to any limits arising from confidentiality obligations owed by the Company or its Subsidiaries and excluding competition filings;

(d)	with each set of audited consolidated financial statements of the Company, an updated list of Material Subsidiaries; and

(e)	promptly and in any event within ten Business Days of any such downgrade, details of any downgrade to the Credit Rating of the Company as assessed by S&P or Moody’s.

30.4	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a reasonable request by the Agent, the Company shall supply to the Agent a certificate signed by an authorised signatory of the Company on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

30.5	Use of websites

(a)	The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

30.6	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Company shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 34 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

31.	GENERAL UNDERTAKINGS

The undertakings in this Clause 31 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. Any undertaking to procure compliance by another member of the Group shall, in relation to Madrid (to the extent it is a Subsidiary of the Company), be limited to an obligation to exercise such voting rights as an Obligor may have with a view to ensure compliance.

31.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	(at the prior written request of the Agent) supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to:

(i)	enable it to perform its obligations under the Finance Documents; and

(ii)	ensure the legality, validity, enforceability or admissibility in evidence its jurisdiction of incorporation of any Finance Document.

31.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would reasonably be expected to have a Material Adverse Effect.

31.3	Environmental compliance

Each Obligor will (and will ensure that each of its Subsidiaries will):

(a)	comply with all Environmental Laws; and

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits,

in each case where failure to do so would have a Material Adverse Effect.

31.4	Taxation

Each Obligor will (and will ensure that each of its Subsidiaries will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed (including any grace periods) if failure to pay those Taxes would reasonably be expected to have a Material Adverse Effect.

31.5	Merger

No Obligor shall (and the Company shall procure that no Material Subsidiary will) enter into any amalgamation, demerger, merger or corporate reconstruction other than:

(a)	any amalgamation, demerger, merger or corporate reconstruction involving any Obligor or Material Subsidiary (other than the Company) and any other member of the Group (other than where it involves a Guarantor and a member of the Anheuser-Busch Group and that Guarantor would not be the surviving entity); or

(b)	any other amalgamation, demerger, merger or corporate reconstruction involving any Obligor or Material Subsidiary (other than the Company) so long as the relevant Obligor or Material Subsidiary is the surviving entity, provided that in the case of paragraphs (a) and (b) above, (i) such amalgamation, demerger, merger or corporate reconstruction shall not affect the validity, legality or enforceability of the Finance Documents and (ii) the Obligors and, if relevant, any other company involved in such amalgamation, demerger, merger or corporate reconstruction shall execute such documents as may be necessary in order to preserve and protect the validity, legality or enforceability of the Finance Documents (and, for the avoidance of doubt, any contribution in kind transaction or similar transaction pursuant to which the Company, any other Obligor or any Material Subsidiary would acquire assets or shares in exchange for new shares to be issued by the Company or the Obligor or any Material Subsidiary respectively is not to be considered as an amalgamation, demerger, merger or corporate reconstruction for the purpose of this Clause 31.5 unless the issue of shares by the Obligor or any Material Subsidiary would result in it becoming a Subsidiary of an Excluded Subsidiary).

31.6	Change of business

The Company shall procure that neither Company nor the Group taken as a whole carries on any business which results in any material change to the nature of the core business of the Group from the Core Business.

31.7	Acquisitions

No Obligor shall (and the Company shall ensure that no other member of the Group will):

(a)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(b)	incorporate a company,

which in either case, results in the Credit Rating of the Company being downgraded during the relevant Credit Rating Period applicable to such acquisition or incorporation to a rating of BB+ or lower by S&P or Ba1 or lower by Moody’s.

31.8	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except those creditors whose claims are mandatorily preferred by law applying to companies generally.

31.9	Negative pledge

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to Permitted Security.

(d)	Notwithstanding paragraph (c) above, no Obligor shall (and the Company shall ensure that no other member of the Group will) at any time create or permit to subsist any Security over or undertake any of the actions set out in paragraph (b) above in respect of any of the shares in Barcelona owned by a member of the Group.

31.10	Disposal of shares in Barcelona

No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any shares in Barcelona if, as a result, the Company would cease to own directly or indirectly more than 50% of the economic or voting interests in Barcelona or otherwise cease to Control Barcelona.

31.11	Arm’s length basis

No Obligor shall (and the Company shall ensure no member of the Group (other than Barcelona until such time as Barcelona becomes a wholly-owned Subsidiary of the Company) will) enter into:

(a)	any transaction with any Affiliate which is not a member of the Group; or

(b)	any written contract with any other person which is not a member of the Group,

except, in each case, on arm’s length terms.

31.12	Loans or credit to Excluded Subsidiaries

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group (other than any Excluded Subsidiary) will) be a creditor in respect of any Financial Indebtedness owing by, or give any guarantee or financial accommodation to, or for the benefit of, an Excluded Subsidiary (including without limitation in respect of any Financial Indebtedness of an Excluded Subsidiary).

(b)	Paragraph (a) above does not apply to Permitted Excluded Subsidiary Credit Support.

31.13	Subsidiary Financial Indebtedness

Each Obligor shall procure that Subsidiary Financial Indebtedness, when aggregated with (i) the aggregate amount secured by the Security referred to in paragraph (p) of the definition of Permitted Security (other than such Security securing Subsidiary Financial Indebtedness) and (ii) Financial Indebtedness of all Excluded Subsidiaries owed to or guaranteed by other members of the Group which are not Excluded Subsidiaries, shall at no time exceed US$4,500,000,000 (or its equivalent in any other currency).

31.14	Insurance

(a)	Each Obligor shall (and the Company shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

31.15	Intellectual Property

Each Obligor shall (and the Company shall procure that each member of the Group will):

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant member of the Group;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)	not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a), (b) and (c) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, would reasonably be expected to have a Material Adverse Effect.

31.16	Credit Rating

(a)	Subject to paragraph (b) below, the Company will ensure that it maintains a Credit Rating with S&P and Moody’s.

(b)	If S&P or Moody’s ceases to carry on business as a rating agency or to supply a Credit Rating with respect to the Company, within 30 days after the date on which that event occurs, the Company shall appoint any other rating agency of international standing which is prepared to issue a Credit Rating with respect to the Company and which is acceptable to the Majority Lenders (acting reasonably) to issue a Credit Rating with respect to the Company. If any other rating agency is appointed under this paragraph (b), the Parties agree to amend this Agreement to make appropriate amendments to the definition of “Margin”.

31.17	Cancellation of Existing Credit Facilities

The Company shall, no later than the Funding Date: (i) deliver to the agent under the Existing Credit Facilities a notice of immediate cancellation of the available facilities under the Existing Credit Facilities and (ii) provide to the Agent a copy of such notice.

31.18	Shareholders’ Approval – the Company

The Company shall procure that a Shareholders’ Approval is obtained and provide to the Agent a copy of the relevant resolutions of the shareholders of the Company together with evidence that an extract of the resolutions has been filed with the clerk of the relevant commercial court in accordance with article 556 of the Belgian Companies Act no later than the date falling one month after the annual general meeting of shareholders in respect of the financial year ended 31 December 2015 (or, if earlier, one month after the first shareholders’ meeting of the Company which is convened after the Amendment and Restatement Date).

31.19	Sanctions

(a)	No Obligor shall to its knowledge use the proceeds of any Utilisation or lend, contribute, or otherwise make available such proceeds to fund any activities or business of any person who is, at the time of such funding, a designated target of Sanctions or in a Sanctioned Country (other than, in relation to a Sanctioned Country, in respect of business operated or conducted in compliance with Sanctions applicable to that Sanctioned Country in all material respects), to the extent such action would reasonably be expected to result in any Finance Party becoming in breach of its legal obligations in respect of any Sanctions.

(b)	The Parties acknowledge that moneys are fungible and therefore agree that the co-mingling of the proceeds of a Loan with general funds within the Group will not of itself constitute a breach of this Clause 31.19. A statement in a Utilisation Request as to the intended use of proceeds of the relevant Utilisation is conclusive in the absence of manifest error.

(c)	The Company shall maintain policies and procedures designed to promote and achieve compliance with Sanctions applicable to the Group and the Group’s business.

(d)	In relation to each Finance Party that notifies the Agent that it is a “Restricted Finance Party” for the purposes of this Clause 31.19, the undertakings in this Clause 31.19 shall only apply for the benefit of that Restricted Finance Party to the extent that the sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with Section 7 Foreign Trade And Payments Rules (AWV) (Außenwirtschaftsverordnung) (in connection with Section 4 paragraph 1 a no. 3 German Foreign Trade and Payments Act (AWG) (Außenwirtschaftsgesetz) or a similar anti-boycott statute). In connection with any amendment, waiver, determination or direction relating to any part of this Clause 31.19 of which a Restricted Finance Party does not have the benefit, the Commitments of that Restricted Finance Party (to the extent that it is a Lender) will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

31.20	Anti-corruption

(a)	No Obligor shall (and the Company shall procure that no member of the Group will) knowingly use the proceeds of any Loan for any purpose which would breach applicable anti-money laundering or Anti-Corruption Laws in any material respect.

(b)	The Company shall maintain policies and procedures designed to promote and achieve compliance by the Group with applicable anti-money laundering and Anti-Corruption Laws.

32.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 32 is an Event of Default (save for Clause 32.14 (Acceleration)).

32.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within five Business Days of its due date.

32.2	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 32.1 (Non-payment) or paragraph (c) below).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within:

(i)	(in relation to Clause 30 (Information undertakings) and Clause 31 (General Undertakings)) 15 Business Days; or

(ii)	(in relation to any of the other obligations expressed to be assumed by it in any of the Finance Documents (other than referred to in Clauses 32.1 (Non-payment)) 30 Business Days,

of the Agent giving notice to the Company or relevant Obligor or the Company or an Obligor becoming (or should have become when exercising normal diligence) aware of the failure to comply.

(c)	The Company does not comply with any provision of Clause 31.17 (Cancellation of Existing Credit Facilities) or Clause 31.18 (Shareholders’ Approval – the Company).

32.3	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Agent giving notice to the Company or relevant Obligor or the Company or an Obligor becoming (or should have become when exercising normal diligence) aware of the failure to comply.

32.4	Cross default

(a)	Any Financial Indebtedness or any indebtedness under a Derivative Contract of any member of the Group is not paid when due or within any originally applicable grace period.

(b)	Any Financial Indebtedness or any indebtedness under a Derivative Contract of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described).

(c)	No Event of Default will occur under this Clause 32.4 (Cross default) if:

(i)	the aggregate amount of Financial Indebtedness, of any indebtedness (marked to market) under a Derivative Contract and of any commitment for Financial Indebtedness falling within paragraphs (a) and (b) above is less than €100,000,000 (or its equivalent in any other currency or currencies);

(ii)	in the case of paragraph (a) above, the question as to whether the relevant amount is due is being contested in good faith by the relevant member of the Group; or

(iii)	in the case of paragraph (b) above, the relevant member of the Group and the Company (A) keep the Agent promptly informed of any communication made or received by the relevant member of the Group or the Company in relation thereto and deliver to the Agent without delay a copy of any such communication, and (B) have confirmed to the Agent and the Agent is satisfied that the relevant creditor(s) has (have) taken no action whatsoever with a view to declaring or considering whether to declare the relevant Financial Indebtedness due and payable (including, but without limitation, holding or calling meetings in relation thereto).

(d)	In respect of any member of the Group acquired by the Company after the date of this Agreement, no Event of Default will occur under this Clause 32.4 in relation to that member of the Group for a period of 45 days after the date of that acquisition.

32.5	Insolvency

Any Obligor or any other Material Subsidiary is unable to pay its debts as they fall due, suspends making payments on all or substantially all of its debts by reason of actual or anticipated financial difficulties or commences negotiations with any one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to the general readjustment or rescheduling of all or a material part of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

32.6	Insolvency proceedings

Any Obligor or any other Material Subsidiary takes any corporate action or other steps are taken or legal proceedings are started for its winding–up, dissolution, administration, bankruptcy, moratorium or re–organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) (other than a solvent liquidation of any dormant company or a solvent liquidation of any other Material Subsidiary which is not an Obligor) or for the appointment of a liquidator, curator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets unless any such action, proceeding, procedure or step brought by a third party is stayed or discharged within 20 Business Days.

32.7	Creditors’ process

Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets (other than a Judicial Deposit) of any Obligor or any other Material Subsidiary or any event occurs which under the laws of any jurisdiction has a similar or analogous effect provided that where such execution, distress or taking of possession relates to any property, undertaking or assets, it shall not be an Event of Default under this Clause 32.7 if the relevant execution, distress or taking of possession (other than a Dutch or Belgian executory attachment (executorial beslag)) is released or discharged within ten Business Days or the value of such property, undertaking or assets (when aggregated with the value of any other such property, undertaking or assets of the Group which are then subject to any such execution, distress or taking of possession) does not exceed €100,000,000 or the equivalent thereof in other currencies.

32.8	Analogous Event

Any event occurs which under the laws of any jurisdiction has a similar or analogous effect to any of those events mentioned in Clause 32.5 (Insolvency), Clause 32.6 (Insolvency proceedings) or Clause 32.7 (Creditors’ process).

32.9	Unlawfulness and invalidity

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

32.10	Ownership of the Obligors

Any Obligor (other than the Company) ceases to be a Subsidiary of the Company other than pursuant to a resignation of a Guarantor in accordance with Clause 34.5 (Resignation of a Guarantor).

32.11	Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

32.12	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which would reasonably be expected to have a Material Adverse Effect.

32.13	ERISA

(a)

Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Obligors and the ERISA Affiliates related to such ERISA Event) is an amount that has or would reasonably be expected to have a Material Adverse Effect.

(b)	Any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), has or would reasonably be expected to have a Material Adverse Effect or requires payments in an amount that has or would reasonably be expected to have a Material Adverse Effect.

(c)	Any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganisation or termination the aggregate annual contributions of the Obligors and the ERISA Affiliates to all Multiemployer Plans that are then in reorganisation or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganisation or termination occurs by an amount that has or would reasonably be expected to have a Material Adverse Effect.

32.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(d)	declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;

(e)	declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(f)	following the taking of any action referred to in paragraphs (a) or (b) above, by notice to any Dutch Obligor, require that Dutch Obligor to give a guarantee or Security in favour of the Finance Parties and/or the Agent and that Dutch Obligor must comply with that request.

If an Event of Default under Clause 32.5 (Insolvency) or Clause 32.6 (Insolvency proceedings) shall occur in respect of any Obligor incorporated in the United States, then without notice to such Obligor or any other act by the Agent or any other person, the Loans to such Obligor, interest thereon and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

32.15	Non-Material Obligors

Notwithstanding anything to the contrary in any of the Finance Documents, if any event or circumstance occurs in relation to any Non-Material Obligor or any Finance Documents executed by a Non-Material Obligor which would in respect of any provision which by its terms refers to an Obligor (in its capacity as Obligor) (a) be a breach of contract or misrepresentation, (b) be a Default or (c) entitle the Lenders to terminate or reduce the Commitments or require prepayment of all or part of the Loans (each a “Relevant Event”), no Relevant Event shall be deemed to have occurred or be continuing as a result of the occurrence of such event or circumstance solely in relation to a Non Material Obligor unless:

(a)	one or more such events or circumstances has occurred and is continuing which affects one or more Non-Material Obligors which, if they were a single entity on the last day of the most recent Test Date in respect of which financial statements are available, would have constituted a Material Subsidiary; or

(b)	such event or circumstance would reasonably be expected to have a Material Adverse Effect.

32.16	Anti-corruption

Notwithstanding anything to the contrary in the Finance Documents, if:

(a)	any event or circumstance occurs which might otherwise give rise to a breach of contract or misrepresentation under Clause 29.17 (Anti-corruption) or Clause 31.20 (Anti-corruption) by reason of any failure by the Company or any member of the Group to comply with any anti-money laundering or Anti-Corruption Law; and

(b)	the relevant failure to comply with anti-money laundering or Anti-Corruption Laws is disputed in good faith by the Company or the relevant member of the Group,

the relevant event or circumstance, potential breach of contract or potential misrepresentation or potential failure to comply with any anti-money laundering or Anti-Corruption Law shall not constitute a misrepresentation or breach of obligation or Default or Event of Default under any Finance Document save to the extent the Company or the relevant member of the Group have been found to have been in breach of the relevant anti-money laundering or Anti-Corruption Law in a non-appealable decision from a court of competent jurisdiction in relation to such anti-money laundering or Anti-Corruption Law.

33.	CHANGES TO THE LENDERS

33.1	Assignments and transfers by the Lenders

Subject to this Clause 33, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

33.2	Conditions of assignment or transfer

(a)	The consent of:

(i)	the Issuing Bank; and

(ii)	the Company (such consent not to be unreasonably withheld and deemed to be given five days after the Company receives notice of request for such consent by an Existing Lender unless expressly refused), is required for any assignment or transfer by an Existing Lender of its rights and/or obligations under the Revolving Facility, unless (in the case of any consent which would otherwise be required to be obtained from the Company) the assignment or transfer is:

(A)	to another Lender or an Affiliate of a Lender;

(B)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(C)	made at a time when an Event of Default is continuing.

(b)	Any partial assignment or transfer must be in an amount of at least US$10,000,000 or, if less, the whole of the Existing Lender’s participation or Commitment.

(c)	An assignment will only be effective on:

(i)	receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Obligors as it would have been under if it was an Original Lender;

(ii)	the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iii)	to the extent that the consent of the Company is required pursuant to Clause (a) above, receipt by the Agent of written confirmation from the Company that it consents to such assignment (such confirmation not to be unreasonably withheld or delayed) (unless the Company has failed to respond to a written request from the Agent for its consent within 5 Business Days of the date on which that written request was made).

(d)	A transfer will only be effective if the procedure set out in Clause 33.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 23 (Tax Gross-up and Indemnities) or Clause 24 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

33.3	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (a) to an Affiliate of a Lender, (b) to a Related Fund or (c) made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,500.

33.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 33; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non performance by any Obligor of its obligations under the Finance Documents or otherwise.

33.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 33.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender. To the extent that the consent of the Company to the relevant transfer is required pursuant to Clause 33.2 (Conditions of assignment or transfer), the Agent shall only execute the relevant Transfer Certificate to the extent that either (i) the Company has confirmed in writing that it consents to such transfer (such confirmation not to be unreasonably withheld or delayed) or (ii) the Company has failed to respond to a written request from the Agent for its consent within 5 Business Days of the date on which that written request was made.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Arrangers, the New Lender, the other Lenders and the Issuing Bank shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Issuing Bank and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

33.6	Copy of Transfer Certificate or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increased Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation for, but not limited thereto, the purpose of notifying the transfer to the Company.

33.7	Disclosure of information

(a)	Any Lender may disclose any information about any Obligor, the Group or the Finance Documents as that Lender shall consider appropriate to:

(i)	any of its Affiliates and any other person:

(A)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(B)	with (or through) whom that Lender enters into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made by reference to the Finance Documents or any Obligor; or

(C)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

(ii)	a rating agency or its professional advisers, or (with the consent of the Company) any other person; or

(iii)	any person for the purpose of obtaining credit risk insurance with respect to any Obligor, the Group or the Finance Documents,

provided that, in relation to any disclosure under paragraphs (i)(A) and (B) above, the person to whom the information is to be given enters into a Confidentiality Undertaking.

(b)	Any Confidentiality Undertaking signed by a Lender pursuant to this Clause 33.7 shall supersede any prior confidentiality undertaking signed by such Lender for the benefit of any member of the Group.

33.8	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 48 (Governing Law);

(vi)	the names of the Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Revolving Facility Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Final Termination Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

33.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 33, each Lender may without consulting with or obtaining consent from any other Party, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to a federal reserve, central or supranational bank, except that no such charge, assignment or other Security shall:

(a)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(b)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents,

and provided further that under no circumstance shall such central or supranational bank be considered a Lender hereunder or be entitled to require the assigning or pledging Lender to take, or refrain from, action hereunder.

33.10	Lender Affiliates and Facility Office

(a)	In respect of a Loan or Loans to a particular Borrower (“Designated Loans”) a Lender (a “Designating Lender”) may subject to the conditions and limitations in this Clause 33.10 at any time and from time to time designate (by written notice to the Agent and the Company):

(i)	a substitute Facility Office from which it will make Designated Loans (a “Substitute Facility Office”); or

(ii)	one of its Affiliates to act as the Lender in respect of the Designated Loans (a “Substitute Affiliate Lender”).

(b)	Subject to paragraph (c) below, no Lender or Substitute Affiliate Lender shall be entitled to request or exercise any right to any payment, indemnification or other compensation or alternative pricing or cancellation or termination under any of Clauses 16.1 (Illegality), 21 (Changes to the Calculation of Interest), 23 (Tax Gross-up and Indemnities), 24 (Increased Costs), 25 (Other Indemnities), 27 (Costs and Expenses) or any other provision under this Agreement to the extent the relevant Tax, costs or expense or event or circumstance giving rise to any right to cancellation or termination or compensation directly or indirectly relates to or results from the designation or maintaining of any designation of the Substitute Facility Office or the Substitute Affiliate Lender.

(c)	Notwithstanding paragraph (b) above, a Substitute Affiliate Lender shall be deemed to be a Lender for the purposes of Clause 16.1 (Illegality) and shall be entitled to rely on such Clause in respect of itself and its own obligations as a Lender hereunder.

(d)	A notice to nominate a Substitute Facility Office or Substitute Affiliate Lender must be in the form set out in Schedule 12 (Form of Substitute Facility Office or Substitute Affiliate Lender Designation Notice) and be countersigned (in the case of a Substitute Affiliate Lender Designation Notice) by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement in respect of the Designated Loans in respect of which it acts as Lender.

(e)	The Designating Lender will act as the representative of any Substitute Affiliate Lender that it nominates for all administrative purposes under this Agreement and will remain fully liable for the performance of the Substitute Affiliate Lender’s obligations hereunder (including, but not limited to, in circumstances in which it becomes unlawful in any applicable jurisdiction for a Substitute Affiliate Lender to perform any of its obligations as a Lender or to fund or maintain its participation in any Designated Loan). The Obligors, the Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Loans to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents. Nothing in this paragraph (e) shall apply to the extent that: (i) the Designating Lender would be in breach of law or regulation applicable to it if it were to participate in the relevant Utilisation; and (ii) the Designating Lender would also be in breach of law or regulation applicable to it if it were to remain liable and responsible for the performance of the applicable obligations assumed by the relevant branch or Affiliate on its behalf.

(f)	Save as mentioned in paragraph (e) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Loans in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.

(g)	A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Agent and the Company provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender.

33.11	Maintenance of Register

The Agent, acting solely for this purpose as agent for the Borrowers, shall maintain at one of its offices a register for the recordation of the names and addresses of the Lenders, and the principal and interest amount owing to each Lender, pursuant to the terms hereof from time to time (the “Register”). Any transfer or assignment pursuant to this Clause 33 shall be effective only upon recordation of such transfer in the Register, and the Borrowers may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The right to the principal of, and interest on, the loan facility may be transferred or assigned only if such transfer or assignment is recorded in the Register. The Register shall be available for inspection by the Company and any Lender, at any reasonable time upon reasonable prior notice.

34.	CHANGES TO THE OBLIGORS

34.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

34.2	Additional Borrowers

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 30.6 (“Know your customer” checks), the Company may request that any of its wholly-owned Subsidiaries becomes a Borrower. That Subsidiary shall become a Borrower if:

(i)	if all the Lenders under the relevant Facility under which that Subsidiary will become a Borrower approve the addition of that Subsidiary;

(ii)	subject to the Guarantee Principles, that Subsidiary also becomes a Guarantor;

(iii)	the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

(iv)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)	the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

34.3	Resignation of a Borrower

(a)	The Company may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter; and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents.

(c)	Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

34.4	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 30.6 (“Know your customer” checks), the Company may request that any of its wholly-owned Subsidiaries become a Guarantor.

(b)	A member of the Group shall become an Additional Guarantor if:

(i)	the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

(ii)	the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(d)	Any limitations on the scope of the Additional Guarantor’s obligations agreed with the Agent and set out in an Accession Letter shall take effect in accordance with these terms.

34.5	Resignation of a Guarantor

(a)	In this Clause 34.5 (Resignation of a Guarantor), “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group.

(b)	The Company may request that a Guarantor (other than the Company or Anheuser-Busch) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(c)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	the Guarantor is an Original Guarantor and the Super Majority Lenders have consented to the resignation of that Guarantor; or

(ii)	that Guarantor is not an Original Guarantor and the Majority Lenders have consented to the resignation of that Guarantor; or

(iii)	that Guarantor is being disposed of by way of a Third Party Disposal; and

(A)	no Default is continuing or would result from the acceptance of the Resignation Letter or, in the case of a disposal of a Guarantor, no Default exists on the date on which the obligation to dispose of such Guarantor is entered into; and

(B)	no payment is due from the Guarantor under Clause 28.1 (Guarantee and indemnity).

(d)	The Guarantor shall cease to be a Guarantor upon notification by the Agent to the Company of its acceptance of the resignation of a Guarantor or, where such resignation is made in connection with a Third Party Disposal and provided that the conditions in (A) to (B) above are satisfied, on the date on which the relevant Third Party Disposal is consummated.

34.6	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

35.	ROLE OF THE AGENT, THE ARRANGERS, THE ISSUING BANK AND OTHERS

35.1	Appointment of the Agent

(a)	Each of the Arrangers, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arrangers, the Lenders and the Issuing Bank authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

35.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(f)	The Agent shall, if so requested by the Company from time to time, provide to the Company a list (which may be in electronic form) setting out the names of the Lenders, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

35.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

35.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent, the Arrangers and/or the Issuing Bank as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arrangers or the Issuing Bank shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

35.5	Business with the Group

The Agent, the Arrangers and the Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

35.6	Rights and discretions

(a)	The Agent and the Issuing Bank may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 32.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent and the Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent and the Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Lenders and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arrangers or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

35.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

35.8	Responsibility for documentation

None of the Agent, the Arrangers or the Issuing Bank:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, the Issuing Bank, an Obligor or any other person given in or in connection with any Finance Document; or

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

35.9	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 38.11 (Disruption to Payment Systems etc.)), neither the Agent nor the Issuing Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Agent or the Issuing Bank) may take any proceedings against any officer, employee or agent of the Agent or the Issuing Bank (as applicable), in respect of any claim it might have against the Agent or the

Issuing Bank (as applicable) or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Issuing Bank (as applicable) may rely on this Clause subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

35.10	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 38.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

35.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)	Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within thirty days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom, Luxembourg or Belgium).

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 35. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 23.7 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 23.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

35.12	Replacement of the Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving 30 days’ written notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom, Luxembourg or Belgium).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders), make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 35 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

35.13	Resignation of the Issuing Bank

(a)	The Issuing Bank may resign and appoint a successor Issuing Bank with the prior consent of the Agent and the beneficiary of each Letter of Credit issued by the retiring Issuing Bank by giving notice to the Company and the Agent.

(b)	The resignation of the Issuing Bank and the appointment of any successor Issuing Bank will both become effective only when the successor Issuing Bank notifies all the Parties and the beneficiary of each Letter of Credit issued by the retiring Issuing Bank that it accepts its appointment. Upon giving the notification the successor Issuing Bank will succeed to the position of the Issuing Bank and the term “Issuing Bank” will mean the successor Issuing Bank.

(c)	The retiring Issuing Bank must, at its own cost:

(i)	make available to the successor Issuing Bank those documents and records and provide any assistance as the successor Issuing Bank may reasonably request for the purposes of performing its functions as the Issuing Bank under the Finance Documents; and

(ii)	enter into and deliver to the successor Issuing Bank those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Issuing Bank.

(d)	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Issuing Bank in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Issuing Bank, and, subject to paragraph (c) above, it will have no further obligations under any Finance Document.

35.14	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

35.15	Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

35.16	Credit appraisal by the Lenders and Issuing Bank

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Arrangers and the Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

35.17	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)	No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless caused by its fraud, gross negligence or wilful misconduct.

(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 35.17 subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.

35.18	Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 35.17 (Role of Reference Banks), Clause 44.2 (Exceptions) and Clause 45 (Confidentiality of Funding Rates and Reference Bank Quotations), subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.

35.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

36.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

37.	SHARING AMONG THE FINANCE PARTIES

37.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 38 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 38 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 38.6 (Partial payments).

37.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 38.6 (Partial payments).

37.3	Recovering Finance Party’s rights

(a)	On a distribution by the Agent under Clause 37.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

37.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 37.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

37.5	Exceptions

(a)	This Clause 37 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

38.	PAYMENT MECHANICS

38.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

38.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 38.3 (Distributions to an Obligor) and Clause 38.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

38.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 39 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

38.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

38.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 38.1 (Payments to the Agent) may instead either pay that amount direct to the required participant or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	If, at any time, the Agent becomes an Impaired Agent, the Company will following a request by any Lender provide to such Lender as soon as reasonably practicable the then most recent list of Lenders received from the Agent pursuant to paragraph (f) of Clause 35.2 (Duties of the Agent).

(c)	All interest accrued on the amount standing to the credit of the account shall be for the benefit of the beneficiaries of the trust account pro rata to their respective entitlements.

(d)	A Party which has made a payment in accordance with this Clause 38.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(e)	Promptly upon the appointment of a successor Agent in accordance with Clause 35.12 (Replacement of the Agent), each Party which has made a payment in accordance with this Clause 38.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 38.2 (Distributions by the Agent).

38.6	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Issuing Bank under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount due but unpaid under Clause 7.1 (Immediately payable) and Clause 7.3 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

38.7	Set-off by Obligors

(a)	All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off (including, for purposes of Luxembourg law, legal set-off) or counterclaim.

(b)	Notwithstanding paragraph (a) above, each Obligor may set off any amount due and payable by it to a Defaulting Lender against any amount due and payable by the Defaulting Lender to that Obligor, in each case under the Finance Documents.

(c)	The Obligor will notify the Agent and the Defaulting Lender as soon as practicable and in no event later than the date falling one Business Day prior to the due date for payment of the relevant amount by that Obligor that it intends to exercise a right of set off in accordance with paragraph (b) above and shall provide to the Agent and the Defaulting Lender reasonable computations in relation thereto.

38.8	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

38.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

38.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

38.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 44 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 38.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

39.	SET-OFF

If an Event of Default has occurred and is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

40.	NOTICES

40.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

40.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company:

Address:	Anheuser-Busch InBev SA/NV, Brouwerijplein 1, B-3000 Leuven, Belgium

Fax number:	+32 (0)1 650 66 70

E-mail:	matthew.amer@ab-inbev.com and Fernando.Tennenbaum@anheuser-busch.com

Attention: Matthew Amer and Fernando Tennenbaum

(b)	in the case of each Lender, the Issuing Bank or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent:

Address:	BNP Paribas Fortis SA/NV
Warandeberg 3
1000 Brussels

Fax number:	02/228.06.40

E-mail:	guido.vandenberghe@fortis.com
jeanpierre.nerinckx@fortis.com

Attention:	Van Den Berghe Guido, Head Agency BE
Nerinckx Jean-Pierre, Manager Agency

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days notice.

40.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 40.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 40.3 will be deemed to have been made or delivered to each of the Obligors.

40.4	Notification of address and fax number

Promptly upon receipt of notification of an address, and fax number or change of address or fax number pursuant to Clause 40.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

40.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

40.6	Electronic communication

(a)	Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by either encrypted or unencrypted electronic mail or other electronic means, if the Agent, and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

40.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

41.	CALCULATIONS AND CERTIFICATES

41.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

41.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

41.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

42.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

43.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

44.	AMENDMENTS AND WAIVERS

44.1	Required consents

(a)	Subject to Clause 44.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 44.

(c)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 44 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

44.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definitions of “Majority Lenders”, “Super Majority Lenders” or “Margin” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment or the Total Commitments;

(v)	a change to the Borrowers or Guarantors other than in accordance with Clause 34 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.3 (Finance Parties’ rights and obligations), Clause 33 (Changes to the Lenders), paragraph (b) of Clause 34.5, Clause 37 (Sharing among the Finance Parties) or this Clause 44,

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Arrangers, the Issuing Bank or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arrangers, the Issuing Bank or that Reference Bank, as the case may be.

44.3	Replacement of Lender

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below;

(ii)	any Lender declines an Extension Request pursuant to Clause 5.6 (Extension Option);

(iii)	an Obligor becomes obliged to repay any amount in accordance with Clause 16.1 (Illegality) or Clause 16.2 (Illegality in relation to Issuing Bank) or to pay additional amounts pursuant to Clause 24 (Increased Costs), Clause 23.2 (Tax gross-up) or Clause 23.3 (Tax indemnity) to any Lender in excess of amounts payable to the other Lenders generally; or

(iv)	any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other person having similar powers or any winding-up, dissolution or administration;

then the Company may, on five Business Days’ prior written notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and that Lender shall) transfer pursuant to Clause 33 (Changes to the Lenders) all (and not part only) of its rights and obligations under this agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which is acceptable to the Agent (acting reasonably) and (in the case of any transfer of a Revolving Facility Commitment), the Issuing Bank, which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 44.3 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date the Non-Consenting Lender notifies the Company and the Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Company; and

(iv)	in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(ii)	the waiver or amendment in question requires the consent of all the Lenders; and

(iii)	the Super Majority Lenders have given their consent,

then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

44.4	Replacement of Screen Rate

(a)	Subject to Clause 44.2 (Exceptions), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Obligors.

(b)	If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 5 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made:

(i)	its Revolving Facility Commitment shall not be included for the purpose of calculating the Total Revolving Facility Commitments when ascertaining whether any relevant percentage of Total Revolving Facility Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

44.5	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including for the avoidance of doubt unanimity) of the Total Commitments or Total Revolving Facility Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)	For the purposes of this Clause 44.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; or

(ii)	any Lender in relation to which it is aware that any of the events of circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

44.6	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 33 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; or

(ii)	require such Lender to (and such Lender shall) transfer pursuant to Clause 33 (Changes to the Lenders) all its rights and obligations under this Agreement with respect to all its unfunded participations in any Letters of Credit outstanding to the extent that those participations are not due and payable by it under this Agreement, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which is acceptable to the Agent (acting reasonably) and (in the case of any transfer of a Revolving Facility Commitment) to the Issuing Bank, which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender).

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above; and

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

45.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

45.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 19.4 (Notification of rates of interest) or Clause 13.3 (Interest on Euro Swingline Loans); and

(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)	The Agent’s obligations in this Clause 45 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 19.4 (Notification of rates of interest) or Clause 13.3 (Interest on Euro Swingline Loans) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

45.2	Related obligations

(a)	The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)	of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 45.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 45.

45.3	No Event of Default

No Event of Default will occur under Clause 32.2 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 45.

46.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

47.	USA PATRIOT ACT

Each Lender hereby notifies each Obligor that such Lender, pursuant to the USA Patriot Act, will obtain, verify and record information specified under the USA Patriot Act that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

48.	GOVERNING LAW

This Agreement and all non contractual obligations arising from or in connection with it are governed by English law.

49.	ENFORCEMENT

49.1	Jurisdiction of English courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to non contractual obligations arising from or in connection with this Agreement or a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 49.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

49.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints TMF Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(c)	Each Obligor expressly agrees and consents to the provisions of this Clause 49 and Clause 48 (Governing Law).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE AMENDMENT AND RESTATEMENT DATE PARTIES

PART 1

THE BORROWERS

Name of Borrower	Jurisdiction of Incorporation	Registration No. or equivalent
The Company	Belgium	0417.497.106

Anheuser-Busch InBev Worldwide Inc.	Delaware, U.S.	Tax identification number 90-0421412

Cobrew NV/SA	Belgium	0428.975.372

PART 2

THE GUARANTORS

Name of Guarantor	Jurisdiction of Incorporation	Registration No. or equivalent
The Company	Belgium	0417.497.106

Anheuser-Busch InBev Worldwide Inc.	Delaware, U.S.	Tax identification number 90-0421412

Anheuser-Busch Companies, LLC	Delaware, U.S.	Tax identification number 90-0427472

Anheuser-Busch InBev Finance Inc.	Delaware, U.S.	File number 5253080

Brandbrew S.A.	Luxembourg	B75.696

Brandbev S.à r.l	Luxembourg	B80.984

Cobrew NV/SA	Belgium	0428.975.372

PART 3A

THE AMENDMENT AND RESTATEMENT DATE LENDERS

Name of Amendment and Restatement Date Lenders	Revolving Facility Commitment (USD)
Australia and New Zealand Banking Group Limited	50,000,000
Bank of America Merrill Lynch International Limited	600,000,000
Banco Santander, S.A.	600,000,000
Barclays Bank PLC	600,000,000
BNP Paribas Fortis SA/NV	600,000,000
Citibank, N.A.	200,000,000
Commerzbank AG, Filiale Luxemburg	50,000,000
Deutsche Bank Luxembourg S.A.	600,000,000
HSBC Bank USA, N.A.	200,000,000
ING Belgium SA/NV	600,000,000
Intesa Sanpaolo S.p.A	350,000,000
J.P Morgan Securities plc	600,000,000
Mizuho Bank Nederland N.V.	600,000,000
Morgan Stanley Bank N.A.	50,000,000
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	350,000,000
The Royal Bank of Scotland plc	600,000,000
Société Générale Succursale en Belgique de la Société Générale France	450,000,000
Société Générale, London Branch	150,000,000
Sumitomo Mitsui Banking Corporation	600,000,000
The Toronto-Dominion Bank	200,000,000
The Bank of New York Mellon	50,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	600,000,000
UniCredit Bank AG	50,000,000
U.S. Bank N.A.	50,000,000
Wells Fargo Bank, National Association	200,000,000

Total:	9,000,000,000

PART 3B

THE DOLLAR SWINGLINE LENDERS

Name of Original Dollar Swingline Lender	Dollar Swingline Commitment
Australia and New Zealand Banking Group Limited	16,666,666.67
Bank of America, N.A.	200,000,000.00
Banco Santander, S.A.	200,000,000.00
Barclays Bank PLC	200,000,000.00
BNP Paribas Fortis SA/NV	200,000,000.00
Citibank, N.A.	66,666,666.67
Commerzbank AG, New York Branch	16,666,666.67
Deutsche Bank Luxembourg S.A.	200,000,000.00
HSBC Bank USA, N.A.	66,666,666.67
ING Belgium SA/NV	200,000,000.00
Intesa Sanpaolo S.p.A	116,666,666.67
JPMorgan Chase Bank, N.A.	200,000,000.00
Mizuho Bank Ltd, New York Branch	200,000,000.00
Morgan Stanley Bank N.A.	16,666,666.67
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	116,666,666.67
The Royal Bank of Scotland plc	200,000,000.00
Société Générale Succursale en Belgique de la Société Générale France	150,000,000.00
Société Générale, London Branch	50,000,000.00
Sumitomo Mitsui Banking Corporation	200,000,000.00
The Toronto-Dominion Bank	66,666,666.67
The Bank of New York Mellon	16,666,666.67
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	200,000,000.00
UniCredit Bank AG	16,666,666.67
U.S. Bank N.A.	16,666,666.63
Wells Fargo Bank, National Association	66,666,666.67

Total:	3,000,000,000

PART 3C

THE EURO SWINGLINE LENDERS

Name of Original Euro Swingline Lender	Euro Swingline Commitment
Australia and New Zealand Banking Group Limited	11,111,111.12
Bank of America Merrill Lynch International Limited	133,333,333.33
Banco Santander, S.A.	144,444,444.45
Barclays Bank PLC	133,333,333.33
BNP Paribas Fortis SA/NV	133,333,333.33
Citibank, N.A.	44,444,444.44
Commerzbank AG, Filiale Luxemburg	11,111,111.12
Deutsche Bank Luxembourg S.A.	133,333,333.33
HSBC Bank USA, N.A.	44,444,444.44
ING Belgium SA/NV	133,333,333.33
Intesa Sanpaolo S.p.A	77,777,777.78
J.P Morgan Securities plc	133,333,333.33
Mizuho Bank Nederland N.V.	133,333,333.33
Morgan Stanley Bank N.A.	11,111,111.12
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	77,777,777.78
The Royal Bank of Scotland plc	133,333,333.33
Société Générale Succursale en Belgique de la Société Générale France	100,000,000.00
Société Générale, London Branch	33,333,333.33
Sumitomo Mitsui Banking Corporation	133,333,333.33
The Toronto-Dominion Bank	44,444,444.44
The Bank of New York Mellon	11,111,111.12
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	133,333,333.33
UniCredit Bank AG	11,111,111.12
Wells Fargo Bank, National Association	44,444,444.44

Total:	2,000,000,000

PART 4

THE ARRANGERS

Name of Arranger	Role
Bank of America Merrill Lynch International Limited	Mandated lead arranger and bookrunner

Banco Santander, S.A.	Mandated lead arranger and bookrunner

Barclays Capital	Mandated lead arranger and bookrunner

BNP Paribas Fortis SA/NV	Mandated lead arranger and bookrunner

Deutsche Bank Luxembourg S.A.	Mandated lead arranger and bookrunner

ING Bank NV	Mandated lead arranger and bookrunner

J.P. Morgan plc	Mandated lead arranger and bookrunner

Mizuho Corporate Bank, Ltd	Mandated lead arranger and bookrunner

Société Générale Corporate & Investment Banking, the Corporate and Invesment Banking division of Société Générale	Mandated lead arranger and bookrunner

Sumitomo Mitsui Banking Corporation	Mandated lead arranger and bookrunner

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Mandated lead arranger and bookrunner

The Royal Bank of Scotland plc	Mandated lead arranger and bookrunner

Intesa Sanpaolo S.p.A	Mandated lead arranger

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	Mandated lead arranger

Citigroup Global Markets Inc.	Lead arranger

HSBC Bank USA, N.A.	Lead arranger

The Toronto-Dominion Bank	Lead arranger

Wells Fargo Bank, National Association	Lead arranger

Australia and New Zealand Banking Group Limited	Arranger

Commerzbank AG, Filiale Luxemburg	Arranger

Morgan Stanley Bank International Limited,	Arranger

The Bank of New York Mellon	Arranger

UniCredit Bank AG	Arranger

U.S. Bank N.A.	Arranger

SCHEDULE 2

CONDITIONS PRECEDENT

PART 1

CONDITIONS PRECEDENT TO INITIAL UTILISATION

Original Obligors

1.	A copy of the constitutional documents of each Original Obligor.

2.	A copy of a resolution of the board of directors of each Original Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

3.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.	A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

5.	A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Guarantors

6.	Notwithstanding the principles set out in Schedule 8 (Guarantee Principles), a duly completed and executed Accession Letter from each company listed as a Guarantor in Part 1 of Schedule 1 (Pre-Funding Date Parties) which is not already a party to this Agreement (each such Accession Letter to incorporate any required limitation or similar language envisaged by Clause 28.11(Guarantee limitations)).

7.	All documents and other evidence listed in Part 2 of this Schedule in relation to each company referred to in paragraph 6 above.

Finance Documents

8.	This Agreement, duly executed by the parties to it.

9.	Each Fee Letter, duly executed by the parties to it.

Legal opinions

10.	A legal opinion of Allen & Overy LLP, legal advisers to the Arrangers and the Agent in England.

11.	A legal opinion of Allen & Overy S.C.S, legal advisers to the Arrangers and the Agent in Luxembourg.

12.	A legal opinion of Clifford Chance Brussels, legal advisers to the Company and the Belgian Obligors in Belgium.

13.	A legal opinion of Allen & Overy Brussels, legal advisers to the Arrangers and the Agent in Belgium.

14.	A legal opinion of Sullivan & Cromwell LLP, legal advisers to the Company and the Obligors in the United States of America.

Financial condition

15.	The Original Financial Statements.

Other documents and evidence

16.	Evidence satisfactory to the Agent that each Lender has carried out and is satisfied with the results of all “know your customer” or other similar checks required in respect of the Original Obligors.

17.	A detailed list of Security created by a member of the Group over its assets on or after 31 December 2009.

18.	A detailed list of Financial Indebtedness incurred by a member of the Group (including the Anheuser-Busch Group) prior to the Signing Date.

19.	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 22 (Fees) and Clause 27 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

20.	Written instructions from the Relevant Borrower of each Loan to be made on the Funding Date (which instructions may be included in the relevant Utilisation Request) to the Agent requesting the Agent to credit the proceeds of such Loans to an account of the agent under the Existing Credit Facilities for application in or towards repayment of amounts outstanding under the Existing Credit Facilities.

21.	If the aggregate amount of Loans requested on the Funding Date are less than the amounts outstanding under the Existing Credit Facilities, evidence that all excess amounts outstanding under the Existing Credit Facilities will be repaid on the Funding Date.

22.	Draft forms of such notices or other documents as may be required to be submitted or executed to effect a release of the Existing Notes/Bonds Guarantors from their obligations as guarantors under the Existing Notes/Bonds in accordance with the terms of the Existing Notes/Bonds in the agreed form (each a “Guarantor Release Document”).

23.	Evidence of the Company’s Credit Ratings.

PART 2

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Accession Letter, duly executed by the Additional Obligor and the Company.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	A copy of a resolution of the board of directors of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	to the extent relevant, determining, and motivating the reasons of that determination, that it, as Obligor, has a corporate benefit justifying the assumption of any obligations it has pursuant to Clause 28 (Guarantee and Indemnity);

(c)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(d)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.	Where appropriate, an up to date extract from the relevant trade and companies register for the Additional Obligor.

5.	A copy of the minutes of the shareholders’ meeting or a unanimous written resolution of the shareholders of each Additional Obligor incorporated in Belgium approving the terms of, and the transactions contemplated by, the Finance Documents to which such Obligor is a party, for the purposes of article 556 of the Belgian Companies Code, together with evidence that an extract of such resolutions has been duly filed with the clerk of the relevant commercial court in accordance with article 556 of the Belgian Companies Code.

6.	A copy of a resolution of the general meeting of shareholders of each Dutch Additional Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is (or will become) a party.

7.	To the extent applicable or required pursuant to its constitutional documents, a copy of a resolution of the supervisory directors of each Dutch Additional Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is (or will become) a party.

8.	An unconditional positive works council advice (advies) of any competent works council in respect of the transactions contemplated by the Finance Documents to which a Dutch Additional Obligor is (or will become) a party.

9.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

10.	A copy of a resolution signed by all the holders of the issued shares in each Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party (where required under applicable law).

11.	A copy of a good standing certificate (including verification of tax status) with respect to each U.S. Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each U.S. Obligor’s jurisdiction of incorporation or organisation.

12.	To the extent applicable, a copy of the resolution of the managing body of the shareholders of each Luxembourg Additional Obligor approving the resolutions taken as a shareholder of that Additional Obligor.

13.	A non bankruptcy certificate in respect of each Luxembourg Additional Obligor dated no more that one day prior to the date of the relevant Accession Letter.

14.	A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments by the Additional Obligor would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

15.	A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

16.	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

17.	If available, the latest audited financial statements of the Additional Obligor.

18.	A legal opinion of Allen & Overy LLP, legal advisers to the Arrangers and the Agent in England.

19.	If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and the Agent (or, if it is market practice in the relevant jurisdiction, legal advisers to the Additional Obligor) in the jurisdiction in which the Additional Obligor is incorporated.

20.	If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 49.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

SCHEDULE 3

REQUESTS

PART 1

UTILISATION REQUEST - LOANS

From:	[Borrower]

To:	[Agent]

Dated:

Dear Sirs

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Borrower:	[●]

(b)	Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

(c)	Facility to be utilised:	Revolving Facility

(d)	Currency of Loan:	[●]

(e)	Amount:	[●] or, if less, the Available Facility

(f)	Interest Period	[●]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	[The proceeds of this Loan should be credited to [account]].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[insert name of Borrower]

NOTES:

*	Select the Facility to be utilised and delete references to the other Facilities.

PART 2

UTILISATION REQUEST - LETTERS OF CREDIT

From:	[Borrower]

To:	[Agent]

Dated:

Dear Sirs

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued by the Issuing Bank specified below (which has agreed to do so) on the following terms:

(a)	Borrower:	[●]

(b)	Issuing Bank:	[●]

(c)	Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

(d)	Facility to be utilised:	Revolving Facility

(e)	Currency of Letter of Credit:	[●]

(f)	Amount:	[●] or, if less, the Available Facility in relation to the Revolving Facility

(g)	Term:	[●]

3.	We confirm that each condition specified in paragraph (c) of Clause 6.5 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

4.	We attach a copy of the proposed Letter of Credit.

5.	This Utilisation Request is irrevocable (unless the Issuing Bank otherwise agrees).

Yours faithfully,

authorised signatory for
[insert name of Relevant Borrower]

PART 3

UTILISATION REQUEST – DOLLAR SWINGLINE LOANS

From:	[Borrower]

To:	[Agent]

Dated

Dear Sirs

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Dollar Swingline Loan on the following terms:

(a)	Proposed Utilisation Date:	[●] (or, if that is not a New York Business Day, the next New York Business Day)

(b)	Facility to be utilised:	Dollar Swingline Facility

(c)	Amount:	US$[●] or, if less, the Available Dollar Swingline Facility

(d)	Interest Period:	[●]

3.	We confirm that each condition specified in paragraph (b) of Clause 9.3 (Dollar Swingline Lenders’ participation) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Dollar Swingline Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[insert name of relevant Borrower]

PART 4

UTILISATION REQUEST - EURO SWINGLINE LOANS

From:	[Borrower]

To:	[Agent]

Dated:

Dear Sirs

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Euro Swingline Loan on the following terms:

(a)	Proposed Utilisation Date:	[●] (or, if that is not a [Euro Swingline Business Day], the next [Euro Swingline Business Day])

(b)	Facility to be utilised:	Euro Swingline Facility

(c)	Amount:	Euro [●] or, if less, the Available Euro Swingline Facility

(d)	Interest Period:	[●]

3.	We confirm that each condition specified in paragraph (b) of Clause 12.3 (Euro Swingline Lenders’ participation) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Euro Swingline Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[insert name of relevant Borrower]

PART 5

FORM OF TRANSFER CERTIFICATE

To:	[Agent]

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Transfer Certificate. Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 33.5 (Procedure for transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 33.5 (Procedure for transfer).

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 40.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 33.4 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms that it [is]/[is not] a Non-Acceptable L/C Lender.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●].

[Agent]

By:

SCHEDULE 4

FORM OF ACCESSION LETTER

To:	[Agent]

From:	[Subsidiary] and Anheuser-Busch InBev SA/NV

Dated:

Dear Sirs

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is an Accession Letter. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [34.2 (Additional Borrowers)]/[Clause 34.4 (Additional Guarantors)] of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [●].

3.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

4.	This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed.]

[Company]                                         [Subsidiary]

SCHEDULE 5

FORM OF RESIGNATION LETTER

To:	[Agent]

From:	[resigning Obligor] and Anheuser-Busch InBev SA/NV

Dated:

Dear Sirs

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to [Clause 34.3 (Resignation of a Borrower)]/[Clause 34.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement.

3.	This letter is governed by English law.

[ANHEUSER-BUSCH INBEV SA/NV]	[resigning Obligor]

By:	By:

SCHEDULE 6

TIMETABLES

PART 1

LOANS

	Loans in dollars	Loans in euro	Loans in an Optional Currency (other than euro)

Approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	Not later than 10.00 a.m. on the fifth Business Day prior to the desired date of the Loan

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	N/A	N/A	Not later than 11.00 a.m. on the fifth Business Day prior to the desired date of the Loan

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	Not later than 1.00 p.m. on the third Business Day prior to the desired date of the Loan	Not later than 1.00 p.m. on the third Business Day prior to the desired date of the Loan	Not later than 10.00 a.m. on the fourth Business Day prior to the desired date of the Loan

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	N/A	N/A	Not later than 11.00 a.m. on the fourth Business Day prior to the desired date of the Loan

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	Not later than 4.00 p.m. on the third Business Day prior to the desired date of the Loan	Not later than 4.00 p.m. on the third Business Day prior to the desired date of the Loan	Not later than 3.00 p.m. on the fourth Business Day prior to the desired date of the Loan

Agent receives a notification from a Lender under Clause 14.2 (Unavailability of a currency)	N/A	Not later than 9.30 a.m. on the third Business Day prior to the desired date of the Loan	Not later than 9.30 a.m. on the third Business Day prior to the desired date of the Loan

Agent gives notice in accordance with Clause 14.2 (Unavailability of a currency)	N/A	Not later than 3.00 p.m. on the third Business Day prior to the desired date of the Loan	Not later than 3.00 p.m. on the third Business Day prior to the desired date of the Loan

LIBOR or EURIBOR is fixed	As of 11.00 a.m. on the Quotation Day	As of 10.00 a.m. on the Quotation Day	As of 10.00 a.m. on the Quotation Day

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 21.2 (Calculation of Reference Bank Rate).	Noon on the Quotation Day	Noon on the Quotation Day	Noon on the Quotation Day

All times in this Schedule refer to London time.

“U”	=	date of utilisation

“U - X”	=	X Business Days prior to date of utilisation

PART 2

SWINGLINE LOANS

	Euro Swingline Loans	Dollar Swingline Loans

Delivery of a duly completed Utilisation Request for a Dollar Swingline Loan (Clause 9.1 (Delivery of a Utilisation Request for Dollar Swingline Loans))		U 9.30am (New York time)

Agent determines Federal Funds Rate under Clause 10.3 (Interest)		U 11.00am (New York time)

Agent determines the Base Currency Amount of the Dollar Swingline Loan under paragraph (d) of Clause 9.3 (Dollar Swingline Lenders’ participation) and notifies each Dollar Swingline Lender of the amount of its participation in the Dollar Swingline Loan in accordance with paragraph (d) of Clause 9.3 (Dollar Swingline Lenders’ participation)		U noon (New York time)

Delivery of a duly completed Utilisation Request for a Euro Swingline Loan (Clause 12.1 (Delivery of a Utilisation Request for Euro Swingline Loans))	U 9.30am (Brussels time)

Overnight LIBOR is fixed	U 11.00am (Brussels time)

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Euro Swingline Loan, if required under Clause 12.3 (Euro Swingline Lenders’ participation) and notifies each Euro Swingline Lender of the amount of its participation in the Euro Swingline Loan under Clause 12.3 (Euro Swingline Lenders’ participation)	U noon (Brussels time)

“U”	=	date of utilisation

“U - X”	=	Business Days prior to date of utilisation

PART 3

LETTERS OF CREDIT

Letters of Credit

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit)	U-5 10.00am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit if required under paragraph (d) of Clause 6.5 (Issue of Letters of Credit) and notifies the Issuing Bank and Lenders of the Letter of Credit in accordance with paragraph (d) of Clause 6.5 (Issue of Letters of Credit).	U-3 11.00am

Delivery of duly completed Renewal Request in accordance with paragraph (a) of Clause 6.6	U-5 10.00am

“U”	=	date of utilisation

“U-X”	=	Business Days prior to date of utilisation

SCHEDULE 7

FORM OF LETTER OF CREDIT

To:	[Beneficiary](the Beneficiary)

Date

Irrevocable Standby Letter of Credit no. [●]

At the request of [●], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].*

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Expiry Date” means [●].

“Total L/C Amount” means [●].

2.	Issuing Bank’s agreement

(a)	The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by no later than [●] p.m. ([London] time) on the Expiry Date.

(b)	Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)	The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)	The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)	Unless previously released under paragraph (a) above, on [●] p.m.([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	Payments

All payments under this Letter of Credit shall be made in [●] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

[

]

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit is governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.

Yours faithfully

[Issuing Bank]

By:

NOTES:

*	This may need to be amended depending on the currency of payment under the Letter of Credit.

SCHEDULE

FORM OF DEMAND

To:	[Issuing Bank]

[Date]

Dears Sirs

Standby Letter of Credit no. [●] issued in favour of [BENEFICIARY]

(the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [●] is due [and has remained unpaid for at least [●] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [●].

2.	Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

[BENEFICIARY]

SCHEDULE 8

GUARANTEE PRINCIPLES

1.	The guarantees to be provided will be given in accordance with the agreed guarantee principles set out in this Schedule 8. This Schedule addresses the manner in which the agreed guarantee principles (the “Guarantee Principles”) will impact on the guarantees proposed to be taken in relation to the transaction contemplated by this Agreement.

2.	The Guarantee Principles embody recognition by all parties that there may be certain legal, contractual and practical difficulties in obtaining guarantees from all Obligors in every jurisdiction in which Obligors are located. In particular:

(a)	general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalisation” rules, earnings stripping and similar principles may limit the ability of a member of the Group to provide a guarantee or may require that the guarantee be limited by an amount or otherwise; the Company will use all reasonable endeavours to assist in demonstrating that adequate corporate benefit accrues to Anheuser-Busch and each Obligor; and

(b)	members of the Group will not be required to give guarantees if it would conflict with the fiduciary duties of their directors or contravene any legal or regulatory prohibition (including, without limitation, any prohibition contained in case law) or result in a material risk of personal or criminal liability on the part of any officer provided that the relevant Group member shall use its all reasonable endeavours to overcome any such obstacle.

SCHEDULE 9

MATERIAL BRANDS

Stella Artois

Beck’s

Leffe

Jupiler

Bass

Hoegaarden

Budweiser

Michelob

Bud Light

Corona

SCHEDULE 10

FORM OF INCREASE CONFIRMATION

To:	[●] as Agent and [Anheuser-Busch InBev SA/NV] as Company, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase) of the Facilities Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Revolving Facility Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●].

5.	On the Increase Date, the Increase Lender becomes:

(a)	Party to the Finance Documents as a Lender; and

(b)	Party to [other relevant agreements in other relevant capacity].

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 40.2 (Addresses) are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase).

8.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

9.	This Increase Confirmation is governed by English law.

10.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted by the Agent and the Issuing Bank and the Increase Date is confirmed as [date].

Agent	Issuing Bank

By:	By:

SCHEDULE 11

FORM OF EXTENSION REQUEST

To:	[●] as Agent

From:	Anheuser-Busch InBev SA/NV as the Company

Dated:	[●]

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is an Extension Request. Terms defined in the Facilities Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.

2.	We request that the Applicable Final Termination Date be extended to the [First Extended Final Termination Date/the Second Extended Final Termination Date] with effect from [●].

3.	This Extension Request is irrevocable.

Yours faithfully

By:

Anheuser-Busch InBev SA/NV

Authorised Signatory

SCHEDULE 12

FORM OF SUBSTITUTE FACILITY OFFICE OR SUBSTITUTE AFFILIATE LENDER DESIGNATION NOTICE

To:	[●] (as Agent for itself and each of the other parties to the Agreement referred to below); and

Anheuser-Busch InBev SA/NV as the Company

From:	[Designating Lender] (the “Designating Lender”)

Dated:	[●]

Dear Sirs

Anheuser-Busch InBev SA/NV – US$9,000,000,000 Revolving Credit and Swingline Facilities Agreement dated 26 February 2010, as amended on 25 July 2011, as extended on 20 August 2013, as amended and restated on [●] July 2015 and as further amended from time to time (the “Facilities Agreement”)

1.	We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Designation Notice.

2.	[We hereby designate our Facility Office in [●] as a Substitute Facility Office]/[We hereby designate our Affiliate details of which are given below as a Substitute Affiliate Lender] in respect of any Revolving Loans and Swingline Loans required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction etc] (“Designated Loans”).

3.	[The details of the Substitute Affiliate Lender are as follows:

Name:

Facility Office:

Fax Number:

Attention:

Jurisdiction of Incorporation:

4.	By countersigning this notice below the Designated Affiliate Lender agrees to become a Designated Affiliate Lender in respect of Designated Loans as indicated above and agrees to be bound by the terms of the Agreement accordingly.]

5.	This Designation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

For and on behalf of

[Designating Lender]

[We acknowledge and agree to the terms of the above.

For and on behalf of

[Substitute Affiliate Lender]]

We acknowledge the terms of the above.

For and on behalf of

The [Agent]

Dated

We acknowledge the terms of the above.

For and on behalf of

Anheuser-Busch InBev SA/NV as Company

Dated

SIGNATURES

The Company

ANHEUSER-BUSCH INBEV SA/NV

By:

ANHEUSER-BUSCH INBEV SA/NV as Original Borrower

By:

ANHEUSER-BUSCH INBEV WORLDWIDE INC. as Original Borrower

By:

ANHEUSER-BUSCH INBEV SA/NV as Original Guarantor

By:

ANHEUSER-BUSCH INBEV WORLDWIDE INC. as Original Guarantor

By:

ANHEUSER-BUSCH COMPANIES, LLC as Original Guarantor

By:

BANC OF AMERICA SECURITIES LIMITED as Arranger

By:

BANCO SANTANDER, S.A. as Arranger

By:

BARCLAYS CAPITAL as Arranger

By:

DEUTSCHE BANK AG, LONDON BRANCH as Arranger

By:

FORTIS BANK SA/NV as Arranger

By:

ING BANK NV as Arranger

By:

INTESA SANPAOLO S.P.A as Arranger

By:

J.P. MORGAN PLC as Arranger

By:

MIZUHO CORPORATE BANK, LTD as Arranger

By:

THE ROYAL BANK OF SCOTLAND PLC as Arranger

By:

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING, THE CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIÉTÉ GÉNÉRALE as Arranger

By:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as Arranger

By:

BANK OF AMERICA, N.A. as Original Lender

By:

BANCO SANTANDER, S.A., LONDON BRANCH as Original Lender

By:

BANCO SANTANDER, S.A., NEW YORK BRANCH as Original Lender

By:

BARCLAYS BANK PLC as Original Lender

By:

BNP PARIBAS as Original Lender

By:

DEUTSCHE BANK AG, NEW YORK BRANCH as Original Lender

By:

DEUTSCHE BANK LUXEMBOURG S.A. as Original Lender

By:

FORTIS BANK SA/NV as Original Lender

By:

ING BELGIUM SA/NV as Original Lender

By:

INTESA SANPAOLO S.P.A as Original Lender

By:

JPMORGAN CHASE BANK, N.A. as Original Lender

By:

MIZUHO CORPORATE BANK, LTD as Original Lender

By:

THE ROYAL BANK OF SCOTLAND FINANCE (IRELAND) as Original Lender

By:

THE ROYAL BANK OF SCOTLAND PLC as Original Lender

By:

SOCIÉTÉ GÉNÉRALE as Original Lender

By:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as Original Lender

By:

The Agent

FORTIS BANK SA/NV

By:

The Issuing Bank

FORTIS BANK SA/NV

By:

SIGNATURES

The Company

For and on behalf of
ANHEUSER-BUSCH INBEV SA/NV

Name:	/s/ Benoit Loore	Name:	/s/ Jan Vandermeersch
Title:	Authorised Signatory	Title:	Authorised Signatory

The Borrowers

For and on behalf of
ANHEUSER-BUSCH INBEV SA/NV

Name:	/s/ Benoit Loore	Name:	/s/ Jan Vandermeersch
Title:	Authorised Signatory	Title:	Authorised Signatory

For and on behalf of
ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By: /s/ Matthew J. Amer

For and on behalf of
COBREW SA/NV

Name:	/s/ Benoit Loore
Title:	Authorised Signatory

The Guarantors

For and on behalf of
ANHEUSER-BUSCH INBEV SA/NV

Name:	/s/ Benoit Loore	Name:	/s/ Jan Vandermeersch
Title:	Authorised Signatory	Title:	Authorised Signatory

For and on behalf of
COBREW SA/NV

Name:	/s/ Benoit Loore
Title:	Authorised Signatory

For and on behalf of
ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By:	/s/ Matthew J. Amer

For and on behalf of
ANHEUSER-BUSCH INBEV FINANCE INC.

By:	/s/ Matthew J. Amer

For and on behalf of
ANHEUSER-BUSCH COMPANIES, LLC

By:	/s/ Matthew J. Amer

For and on behalf of
BRANDBREW S.A.

Société anonyme

Registered office: 5, rue Gabriel Lippmann, L-5365 Münsbach, Luxembourg

R.C.S. Luxembourg: B 75.696

Name:	/s/ Benoit Loore
Title:	Authorised Signatory

For and on behalf of
BRANDBEV S.À R.L

Société à responsabilité limitée

Registered office: 5, rue Gabriel Lippmann, L-5365 Münsbach, Luxembourg

R.C.S. Luxembourg: B 80.984

Share capital: USD43,150 ,720

Name:	/s/ Benoit Loore
Title:	Authorised Signatory

The Existing Lenders

For and on behalf of
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By: /s/ Mark Cherry

For and on behalf of
BANK OF AMERICA, N.A.

By:	/s/ Emilia Evangelidis

For and on behalf of
BANCO SANTANDER, S.A.

By:	[Illegible]	/s/ Frederico Robin

For and on behalf of
BARCLAYS BANK PLC

By:	/s/ Matthew Jackson

For and on behalf of
BNP PARIBAS FORTIS SA/NV

By:	/s/ Hans Maas	/s/ Erik Puttemans

For and on behalf of
COMMERZBANK AG, FILIALE LUXEMBURG

By:	/s/ Bianca Bahn	/s/ Frank Schmidt

For and on behalf of
COMMERZBANK AG, NEW YORK BRANCH

By:	/s/ Philipp Huesgen	/s/ Christina Halder

For and on behalf of
DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Walther	/s/ Philippi

For and on behalf of
DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Ming K. Chu	/s/ Heidi Sandquist

For and on behalf of
EXPORT DEVELOPMENT CANADA

By:	/s/ Sean Borutskie	/s/ Geoff Bleich

For and on behalf of
ING BELGIUM SA/NV

By:	/s/ Michel Verstraeten	/s/ Emmanuel Verhoosel

For and on behalf of
INTESA SANPAOLO S.P.A

By:	/s/ Louis Nooter	/s/ Michel Mensink

For and on behalf of
JPMORGAN CHASE BANK, N.A.

By:	/s/ Richard Johansson

For and on behalf of
MIZUHO BANK NEDERLAND N.V.

By:	/s/ Shimpei Ikematsu	/s/ Joost van Leeuwen

For and on behalf of
MIZUHO BANK LTD, NEW YORK BRANCH

By: [Illegible]

For and on behalf of
MORGAN STANLEY BANK N.A.

By:	/s/ Michael King

For and on behalf of
RABOBANK INTERNATIONAL

By:	/s/ Johan Vanhulle	/s/ Walter Debacq

For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Anton Brykalin

For and on behalf of
SOCIÉTÉ GÉNÉRALE

By:	/s/ Pierre Lebit

For and on behalf of
SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Thierry Muschs	/s/ Philippe Delpature

For and on behalf of
TD BANK EUROPE LIMITED

By:	/s/ James Stewart

For and on behalf of
THE BANK OF NEW YORK MELLON

By:	/s/ Thomas J. Tarasovich, Jr.

For and on behalf of
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Andrew Trenoulh

For and on behalf of
THE TORONTO-DOMINION BANK

By:	/s/ James Stewart

For and on behalf of
UNICREDIT BANK AUSTRIA AG

By:	/s/ Eugeni Entchev [Illegible]

For and on behalf of
U.S. BANK N.A.

By:	[Illegible]

The New Lenders

For and on behalf of
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:	/s/ Tarun Mehta

For and on behalf of
CITIBANK, N.A.

By:	[Illegible]

For and on behalf of
HSBC BANK USA, N.A.

By:	/s/ Roderick Feltzer

For and on behalf of
J.P MORGAN SECURITIES PLC

By:	/s/ Richard Johansson

For and on behalf of
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Claire Laury	/s/ Van Brandenburg

For and on behalf of
SOCIÉTÉ GÉNÉRALE SUCCURSALE EN BELGIQUE DE LA SOCIÉTÉ GÉNÉRALE FRANCE

By:	/s/ Pierre Lebit

For and on behalf of
SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

By:	/s/ Alexandre Huet

For and on behalf of
UNICREDIT BANK AG

By:	/s/ Christian Eberle	/s/ Diana Rippich

For and on behalf of
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Boaz Slomowitz

The New Arrangers

For and on behalf of
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Mark Cherry

For and on behalf of
CITIGROUP GLOBAL MARKETS INC.

By:	[Illegible]

For and on behalf of
COMMERZBANK AG, FILIALE LUXEMBURG

By:	/s/ Bianca Bahn	/s/ Frank Schmidt

For and on behalf of
DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Walther	/s/ Philippi

For and on behalf of
HSBC BANK USA, N.A.

By:	/s/ Roderick Feltzer

For and on behalf of
MORGAN STANLEY BANK INTERNATIONAL LIMITED

By:	[Illegible]

For and on behalf of
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Claire Laury	/s/ Van Brandenburg

For and on behalf of
SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Thierry Muschs	/s/ Philippe Delpature

For and on behalf of
THE BANK OF NEW YORK MELLON

By:	/s/ Thomas J. Tarasovich, Jr.

For and on behalf of
THE TORONTO-DOMINION BANK

By:	/s/ James Stewart

For and on behalf of
UNICREDIT BANK AG

By:	/s/ Christian Eberle	/s/ Diana Rippich

For and on behalf of
U.S. BANK N.A.

By:	[Illegible]

For and on behalf of
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Boaz Slomowitz

The Agent

For and on behalf of
BNP PARIBAS FORTIS SA/NV

Name:	/s/ Guido van den Berghe	Name:	/s/ Pierre Demaerel
Title:	Senior Manager, Agency Brussels	Title:	Head of Business Management, Specialised Financing Europe

The Issuing Bank

For and on behalf of
BNP PARIBAS FORTIS SA/NV

Name:	/s/ Hans Maas	Name:	/s/ Erik Puttemans
Title:	Executive Director	Title:	Senior Banker